     As filed with the Securities and Exchange Commission on May 22, 1998
                                                      REGISTRATION NO. 333-_____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ---------------------
                        ALL-TECH INVESTMENT GROUP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                  7372                        13-2581640
(STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)

                               160 SUMMIT AVENUE
                          MONTVALE, NEW JERSEY 07645
                                 (201) 782-0200
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                               HARVEY I. HOUTKIN
                            CHIEF EXECUTIVE OFFICER
                        ALL-TECH INVESTMENT GROUP, INC.
                               160 SUMMIT AVENUE
                          MONTVALE, NEW JERSEY 07645
                                (201) 782-0200
            (Name, Address, Telephone Number of Agent for Service)
                             ---------------------
                                  Copies to:
    RICHARD A. FRIEDMAN, ESQ.                      LAWRENCE B. FISHER, ESQ.
  SICHENZIA, ROSS & FRIEDMAN LLP.             ORRICK, HERRINGTON & SUTCLIFFE LLP
      135 WEST 50TH STREET                            666 FIFTH AVENUE
    NEW YORK, NEW YORK 10020                       NEW YORK, NEW YORK 10103
 Telephone No.: (212) 664-1200                   Telephone No.: (212) 506-5000
 Facsimile No.: (212) 664-7329                   Facsimile No.: (212) 506-5151
                            ---------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ---------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OF DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
===============================================================================

                        CALCULATION OF REGISTRATION FEE
===============================================================================

              Class of                  Amount          Maximum             Maximum
    Securities Title of Each to          to be       Offering Price        Aggregate          Registration
           be Registered              Registered    Per Security(1)    Offering Price(1)          Fee
-----------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
 (2) ..............................   7,187,500       $  8.00           $    57,500,000       $ 16,962.50
-----------------------------------------------------------------------------------------------------------
Redeemable Common Stock
 Purchase Warrants (3) ............   3,593,750       $   .10           $       359,375       $    106.02
-----------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value,
 per share (4) ....................   3,593,750       $ 12.00           $    43,125,000       $ 12,721.88
-----------------------------------------------------------------------------------------------------------
Representative's Warrants (5) .....     625,000       $ .0001          $          62.50                 (6)
-----------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
 (7) ..............................     625,000       $  9.60          $      6,000,000       $  1,770.00
-----------------------------------------------------------------------------------------------------------
Common Stock Purchase Warrants
 (8) ..............................     312,500       $   .12          $         37,500       $     11.06
-----------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
 (9) ..............................     312,500       $ 12.00          $      3,750,000       $  1,106.25
-----------------------------------------------------------------------------------------------------------
Totals ...........................................................     $ 110,771,937.50       $ 32,677.71
===========================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to rule 457(a) of the Securities Act of 1933, as amended.

(2) Includes 937,500 shares of Common Stock subject to sale upon exercise of the Underwriters' Over-allotment Option granted to the Underwriters.

(3) Includes 468,750 redeemable Common Stock purchase warrants (the "Warrants") subject to sale upon exercise of the Underwriters' Over-Allotment Option granted to the Underwriters.

(4) Issuable upon exercise of the Warrants, together with such indeterminate number of securities as may be issuable by reason of anti-dilution provisions contained therein.

(5) Represents warrants to be issued to the Representative of the several Underwriters to purchase 625,000 shares of Common Stock and/or 312,500 Warrants (the "Representative's Warrants"). See "Underwriting."

(6) No fee due pursuant to Rule 457(g).

(7) Represents shares of Common Stock issuable upon the exercise of the Representative's Warrants, together with such indeterminate number of securities as may be issuable by reason of anti-dilution provisions contained therein.

(8) Represents Warrants issuable upon exercise of the Representative's Warrants.

(9) Represents shares of Common Stock issuable upon the exercise of Warrants issuable upon exercise of the Representative's Warrants, together with such indeterminate number of securities as may be issuable by reason of anti-dilution provisions contained therein.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED MAY 22, 1998

PROSPECTUS

[GRAPHIC OMITTED]
                        ALL-TECH INVESTMENT GROUP, INC.
                       6,250,000 Shares of Common Stock

              3,125,000 Redeemable Common Stock Purchase Warrants (as units, each consisting of two shares of Common Stock and one Redeemable Common Stock Purchase Warrant)

     Of the 6,250,000 shares of Common Stock, $.001 par value (the "Common Stock") of All-Tech Investment Group, Inc., a Delaware corporation ("All-Tech" or the "Company") offered hereby, 5,625,000 shares of Common Stock are being issued and sold by All-Tech and 625,000 shares of Common Stock are being sold by certain shareholders (the "Selling Shareholders") of All-Tech. All-Tech will not receive any of the proceeds from the sale of Common Stock by the Selling Shareholders. See "Use of Proceeds." All of the 3,125,000 Warrants (the "Warrants") offered hereby are being issued and sold by All-Tech. The shares of Common stock and the Warrants will initially be sold as units, each unit consisting of two shares of Common Stock and one Warrant. The shares of Common Stock and the Warrants are sometimes hereinafter collectively referred to as the "Securities." Until the completion of this offering (the "Offering"), the Common Stock and Warrants may only be purchased together on the basis of two shares of Common Stock and one Warrant, but will be transferable separately immediately following completion of this Offering. Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $12.00, subject to adjustment, at any time from , 1998 (six months after the date of this Prospectus) until , 2000 (30 months after the date of this Prospectus) and from such date until , 2003 (60 months after the date of this Prospectus) at an exercise price of $14.00 per share, subject to adjustment. Commencing , 1999, the Warrants will be subject to redemption by the Company, in whole but not in part, at $0.10 per Warrant on 30 days prior written notice, provided that the average closing sale price of the Common Stock as reported on the American Stock Exchange (the "Amex") equals or exceeds $20.00 per share of Common Stock, subject to adjustment, for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Description of Capital Stock-Warrants."

     Prior to the Offering, there has been no public market for the Common Stock or the Warrants and there can be no assurance that such a market will develop after the Offering or, if developed, that it will be sustained. It is currently anticipated that the initial public offering price of the shares of Common Stock and Warrants will be $8.00 per share and $.10 per Warrant. See "Underwriting" for a discussion of the factors considered in determining the initial public offering prices of the Securities and the terms of the Warrants. All-Tech intends to apply to include the Common Stock and Warrants on the Amex under the symbols "ATN" and "ATNW," respectively.


           THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK
                       AND IMMEDIATE SUBSTANTIAL DILUTION.
             SEE "RISK FACTORS" BEGINNING ON PAGE 6 AND "DILUTION."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

===============================================================================

                                          Underwriting                      Proceeds to
                             Price to     Discounts and    Proceeds to        Selling
                              Public     Commissions(1)     Company(2)    Shareholders(3)
------------------------------------------------------------------------------------------
Per Share of Common Stock   $           $                 $              $
------------------------------------------------------------------------------------------
Per Warrant ..............  $           $                 $              $
------------------------------------------------------------------------------------------
Total (4) ................  $           $                 $              $
==========================================================================================

(1) Does not include additional compensation payable to Security Capital Trading, Inc., the representative (the "Representative") of the several underwriters (the "Underwriters"), consisting of (i) a non-accountable expense allowance and (ii) warrants ("Representative's Warrants") to be sold to the Representative for nominal consideration to purchase up to 625,000 shares of Common Stock and/or 312,500 Warrants, at a price of $9.60 per share of Common Stock and $.12 per Warrant, subject to anti-dilution provisions thereof, exercisable during the four year period commencing one year after the effective date of this Offering. In addition, see "Underwriting" for information concerning indemnification and contribution arrangements with the several Underwriters and other compensation payable to the Representative.

(2) After deducting Underwriting discounts and commissions, but before deducting estimated expenses payable by the Company of $1,054,688, including the Representative's non-accountable expense allowance on the shares of Common Stock and the Warrants being sold by the Company.

(3) After deducting Underwriting discounts and commissions, but before deducting the non-accountable expense allowance upon the shares sold by the Selling Shareholders payable by the Selling Shareholders to the Representative.

(4) The Company and the Selling Shareholders have granted the Underwriters an option (the "Over-Allotment Option") exercisable for a period of 45 days after the date of this Prospectus to purchase an aggregate of up to an additional 937,500 shares of Common Stock and 468,750 Warrants upon the same terms and conditions set forth above, solely to cover over-allotments, if any. See "Underwriting." If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, Proceeds to Company and Proceeds to Selling Shareholders will be $ , $ , $ , and $ , respectively.

     The Securities are being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by their counsel and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify this Offering and to reject any order in whole or in part. It is expected that delivery of the Securities offered hereby will be made against payment at the offices of Security Capital Trading, Inc., New York, New York on or about , 1998.


                        Security Capital Trading, Inc.
                   The date of this Prospectus is      , 1998

                 INSIDE COVER OF PROSPECTUS-EDGAR VERSION ONLY






                        [Trading Room and ATTAIN Screen]





                       [Map Showing Location of All-Tech's
               Principal and Branch Offices and Remote Customers]





               [Picture of Harvey I. Houtkin and Mark D. Shefts]




ATTAIN(R) is a registered trademark of All-Tech. This Prospectus also contains trademarks and trade names of other companies.

--------------------------------------------------------------------------------
CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE OR MAINTAIN THE PRICE OF THE COMMON STOCK AND WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET, INCLUDING ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS OR IMPOSING PENALTY BIDS. SUCH TRANSACTIONS MAY BE EFFECTED ON THE AMERICAN STOCK EXCHANGE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. FOR A DESCRIPTION
OF THESE ACTIVITIES, SEE "UNDERWRITING."

INFORMATION ON THE COMPANY'S WEBSITE SHALL NOT BE DEEMED TO BE PART OF THIS PROSPECTUS.

                                 ------------
     The Company intends to mail to all of its shareholders an annual report containing financial statements audited by its independent accountants for each fiscal year and shall make available to all of its shareholders quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                              PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including "Risk Factors" and the financial statements and Notes thereto, appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results suggested by the forward-looking statements and from the results historically experienced. Factors that may cause or contribute to such differences include, but are not limited to, those discussed under "Risk Factors" and elsewhere in this Prospectus. Unless otherwise indicated, all information in this Prospectus gives effect to a 68.75 for 1 forward stock split of the outstanding shares of Common Stock to be effected in May 1998 as part of the Company's reincorporation into Delaware and assumes (i) no exercise of the Underwriters' Over-Allotment Option, (ii) no exercise of the Warrants, (iii) no exercise of the Representative's Warrants and (iv) no exercise of any outstanding options.


                                  The Company


     All-Tech Investment Group, Inc. ("All-Tech" or the "Company"), through its proprietary ATTAIN(R) trading system software, provides its customers with real-time computerized access to comprehensive price information for over-the-counter ("OTC") securities traded on The Nasdaq Stock Market ("Nasdaq") and securities traded on various national and regional exchanges, and enables its customers to instantaneously transmit buy and sell orders for execution. All-Tech also provides its customers with discounted commissions, electronic reports regarding the customer's orders and account status, customizable display screens, analytical modeling tools and news media reports. The Company has also developed and commenced operation of its ATTAIN(R) ECN (the "ATTAIN ECN"), an electronic communications network ("ECN"). ECNs provide investors an alternative trading system to traditional Nasdaq trading. Through the ATTAIN trading system, subscribers can directly place buy and sell orders for Nasdaq traded stocks. Matching orders are paired off and the trade is executed by the ATTAIN ECN. Additionally, the best bid and offer in each security which is placed on the ATTAIN ECN will be displayed automatically and dynamically on a real-time basis on Nasdaq along with market maker quotations. The ATTAIN trading system permits the customer to eliminate the need to have the customer's order placed through a market maker, therefore eliminating the market maker and the costs associated with such market maker.

     The Company's services are primarily utilized by self-directed "day traders." Day traders actively engage in the buying and selling of securities, based on short-term price volatility, many times during the course of a day. They typically close out all open positions by the end of the day in order to manage risk when the markets are closed. Frequently, a position may be closed within minutes of the initial purchase or sale. All-Tech has over 1,500 active customers. The Company's average aggregate customer transaction volume has ranged between 2,500 and 3,000 trades per trading day for the last 12 months. All-Tech's customers can access All-Tech's ATTAIN trading system at All-Tech's main office, at one of its 18 branch offices or in their homes or offices through a computer connected to the ATTAIN trading system via dedicated telephone lines or the Internet.

     All-Tech's objectives are to become the leading provider of electronic brokerage services to self-directed traders and investors and to expand the range of services and business activities engaged in by the Company. The Company's strategy to accomplish its objectives includes (i) enhancing awareness of the Company's ATTAIN trading system and ATTAIN ECN through marketing and advertising, (ii) expanding its customer base through an aggressive marketing campaign, opening additional branch offices and expanding services to attract less active traders, (iii) analyzing and exploring opportunities to commence new business activities, including self-clearing, electronic trading of financial instruments other than stocks and options, underwriting securities offerings, and other traditional investment banking and merchant banking activities, (iv) expanding proprietary trading and (v) pursuing opportunities to offer the Company's services internationally through use of the Internet and telecommunications systems.

     All-Tech was incorporated in New York under the name Concord Capital Corp. in 1981. The Company changed its name to All-State Investment Group, Inc. in March 1988 and changed its name to All- Tech Investment Group, Inc. in December 1988. In May 1998 the Company is reincorporating in the State of Delaware. Its principal executive offices are located at 160 Summit Avenue, Montvale, New Jersey 07645. The Company's telephone number is (201) 782-0200; its world-wide website is located at www. attain.com. Information contained in the Company's website shall not be deemed to be part of this Prospectus.


                                 The Offering

Securities offered by the Company ......................   5,625,000 shares of Common Stock and 3,125,000
                                                           Warrants. The Common Stock and the Warrants will
                                                           be separately tradeable immediately following
                                                           completion of this Offering.

Securities offered by the Selling Shareholders .........   625,000 shares of Common Stock.

Terms of Warrants ......................................   Each Warrant entitles the holder thereof to
                                                           purchase one share of Common Stock at an
                                                           exercise price of $12.00, subject to
                                                           adjustment, at any time from , 1998 (six
                                                           months after the date of this Pro- spectus)
                                                           until , 2000 (30 months after the date of this
                                                           Prospectus) and from such date until , 2003
                                                           (60 months after the date of this Prospectus)
                                                           at an exercise price of $14.00 per share.
                                                           Commencing , 1999 (18 months after the date of
                                                           this Prospectus), the Warrants will be subject
                                                           to redemption by the Company, in whole but not
                                                           in part, at $0.10 per Warrant on 30 days prior
                                                           written notice, provided that the average
                                                           closing sale price of the Common Stock as
                                                           reported on the Amex equals or exceeds $20.00
                                                           per share of Common Stock, subject to
                                                           adjustment, for any 20 trading days within a
                                                           period of 30 consecutive trading days ending
                                                           on the fifth trading day prior to the date of
                                                           the notice of redemption. See "Description of
                                                           Capital Stock-Warrants."

Securities Outstanding after the Offering: (1)
  Common Stock .........................................   21,093,750
  Warrants .............................................   3,125,000

Use of Proceeds ........................................   For working capital and other general corporate pur-
                                                           poses, development or acquisition of new areas of
                                                           brokerage business, marketing and proprietary trad-
                                                           ing. See "Use of Proceeds." The Company will not
                                                           receive any proceeds from the sale of shares of Com-
                                                           mon Stock by the Selling Shareholders. See "Use of
                                                           Proceeds."

Proposed Amex symbols ..................................   Common Stock ATN
                                                           Warrants   ATNW

-------------
(1) Excludes (i) 1,500,000 shares of Common Stock issuable upon exercise of options pursuant to grants effective on the effective date of this Offering under the Company's 1998 Stock Option Plan (the "Plan") at an exercise price equal to the initial public offering price of the Common Stock and (ii) 750,000 shares of Common Stock issuable pursuant to options which may be granted under the Plan. See "Management-1998 Stock Option Plan."

                            Summary Financial Data

     The following summary financial data is qualified by the more detailed financial statements of the Company and the notes thereto included elsewhere in this Prospectus and should be read in conjunction with such financial statements and notes thereto and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                            Years Ended June 30,
                              --------------------------------------------------------------------------------
                                   1993            1994             1995             1996            1997
                              --------------  --------------  ----------------  --------------  --------------
                                                     (In thousands, except share data)
Statement of
 Operations Data:
 Total revenues ............   $     11,268    $     14,738     $     2,962      $     11,075    $     16,064
 Total costs and
  expenses .................         10,707          14,968           2,973             9,714          14,462
 Pre-tax income (loss) .....            561            (230)            (11)            1,361           1,602
 Net income (loss) .........            286            (230)               (3)            751             937
 Pro forma data(1):
  Pro forma earnings
    (loss) per com-
    mon share ..............            .02            (.02)           (.00)              .05             .06
  Weighted average
    shares outstanding           15,468,750      15,468,750      15,468,750        15,468,750      15,468,750



                               Nine Months Ended March 31,
                              ------------------------------
                                   1997            1998
                              --------------  --------------
Statement of
 Operations Data:
 Total revenues ............   $     11,887    $     13,149
 Total costs and
  expenses .................          9,551          12,784
 Pre-tax income (loss) .....          2,336             365
 Net income (loss) .........          1,727             281
 Pro forma data(1):
  Pro forma earnings
    (loss) per com-
    mon share ..............            .11             .02
  Weighted average
    shares outstanding           15,468,750      15,468,750

                                        June 30, 1997     March 31, 1998     March 31, 1998
                                            Actual            Actual         As Adjusted(2)
                                       ---------------   ----------------   ---------------
Balance Sheet Data:
 Cash and cash equivalents .........        $  641            $  604            $41,966
 Total assets ......................         3,799             3,182             44,494
 Shareholders' equity ..............         1,855             1,964             43,277

-------------
(1) Pro forma data gives effect to the 68.75 for 1 forward split as part of the Company's reincorporation in Delaware.

(2) As adjusted to give effect to the sale of 5,625,000 shares of Common Stock and 3,125,000 Warrants offered by the Company hereby at an assumed initial public offering price of $8.00 per share of Common Stock and $.10 per Warrant and the application of the estimated net proceeds therefrom. See "Use of Proceeds" and "Capitalization."

                                 RISK FACTORS

     This Prospectus contains forward-looking statements that involve risks and uncertainties. Words or phrases such as "should result, are expected to, we anticipate, we estimate, we project" or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and its present expectations or projections. Caution should be taken not to place undue reliance on any such forward-looking statements, since such statements speak only as of the date of the making of such statements. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Prospectus. The following risk factors should be considered carefully in addition to the other information contained in this Prospectus before purchasing the Common Stock and Warrants offered hereby.


Risks Associated with Securities Business

     The Company, like other securities firms, is directly affected by national and international economic and political conditions, broad trends in business and finance, the level and volatility of interest rates, legislative and regulatory changes, tax law changes, currency fluctuations, inflation, flows of funds into and out of mutual and pension funds, the availability of short-term and long-term funding and capital and substantial fluctuations in volume of securities transactions, all of which may negatively affect trading volume levels generally and by the Company's customers specifically. In recent months, the U.S. securities markets have established record levels of trading which, the Company believes, has favorably impacted its business. A general decrease in trading activity on these markets could adversely affect the level of individual trading activity by All-Tech's customers, which would materially adversely affect the Company's operating results because certain expenses, consisting primarily of salaries and benefits, computer hardware and software costs and occupancy expenses, remain relatively fixed. Certain of the Company's competitors with more diverse product and service offerings may be better positioned to withstand decreased volatility in the securities markets. See "Risk Factors--Competition." Since 1988, the U.S. equity markets have generally risen and have not experienced an extended bear market. There can be no assurance that volume of trading and volatility will not substantially diminish, thereby negatively affecting the Company's commission income.

     All-Tech's brokerage business, by its nature, is subject to various other risks, including customer default, fraud, employees' misconduct and errors, failures in connection with the processing of securities transactions and litigation. The Company guarantees all customer transactions to its clearing broker, which extends margin credit to the Company's customers. To the extent All-Tech's customers purchase securities on margin, the Company is subject to risks inherent in the extension of credit, especially during periods of rapidly declining markets in which the value of the collateral held by the clearing firm could fall below the amount of a customer's indebtedness. Failure of customers to maintain cash deposit levels at all times at least equal to the value of the related securities could subject All-Tech to risk of loss, should the parties to the borrowing and lending transactions fail to honor their commitments. Risk can be increased dramatically during periods of volatility. Any such losses could have a material adverse effect on the Company's business, financial condition and operating results.


Concentration of Services

     Substantially all of the Company's revenues since inception have been derived from commissions on the intraday trading activity of the Company's customers through the Company's electronic brokerage services. The Company expects that a substantial portion of its future revenues will continue to be derived from customers' day trading activity. As a result, any factor resulting in reductions in commissions received by the Company or declines in demand for the Company's electronic brokerage services would have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will continue to be successful in marketing its electronic brokerage services offered through its ATTAIN trading system or any new or enhanced versions thereof. Competitive pressures or other factors in the day trading area of the securities industry may result in significant declines in the Company's commissions, which would have a material adverse effect on the Company's business, financial condition and results of operations.

Policy of Regulating Authorities

     "Day trading" involves the buying and selling of securities based upon short-term volatility in the price of a security and closing out that position on the same trading day, perhaps within minutes of the initial purchase or sale. To the extent there is a lack of intra-day volatility, the opportunities to profit from day trading will be diminished. The Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. ("NASD") generally seek opportunities to adopt rules which tend to decrease volatility in the securities markets. To the extent that new rules or regulations or market conditions generally decrease volatility, opportunities for the Company's customers to profit from day trading will decline. Additionally, any regulatory change which limits the ability of individual investors to engage in active day trading or which disadvantages investors who participate in day trading would materially adversely affect the Company's business and results of operations.

     Lack of liquidity could also affect volatility. A Nasdaq proposal presently before the SEC could reduce the liquidity available from market makers to order entry firms such as All-Tech by allowing market makers to reduce the number of shares they are obligated to trade from 1,000 to 100 in all Nasdaq quoted stocks. If the proposal is approved in its present form by the SEC, such potential reduction in liquidity could be substantial. A substantial decrease in overall liquidity in the OTC market could materially adversely affect All-Tech's customers' ability to obtain execution of their orders and therefore could result in a decline in the Company's commission revenues. In addition, any decrease in trading activities of individual investors in equity securities due to tax law changes, recession, depression, increased interest rates on fixed income investments or otherwise could have a material adverse effect on the Company's business, financial condition or results of operations.


Management of Growth and Changing Business

     Over the past several years, the Company has experienced significant growth and change in its business activities and operations. The Company also commenced operating the ATTAIN ECN in February 1998. The Company is still assessing the full demands of the ATTAIN ECN on the Company's management and the Company's financial and management systems and controls. The Company's growth has required, and will continue to require, increased investment in management personnel, financial and management systems and controls and facilities. The Company's past expansion has placed, and any future expansion would place, significant demands on the Company's administrative, operational, financial and other resources. The Company intends to continue to expand its business and operations, including entry into new markets, that will place additional strain on the Company's management and operations. The Company's future operating results will depend, in part, on its ability to continue to broaden the Company's senior management group and administrative infrastructure, and its ability to attract, hire and retain skilled employees. The Company's success will also depend on the ability of its officers and key employees to continue to implement and improve the Company's operational and financial control systems and to expand, train and manage its employee base. In addition, the Company's future operating results will depend on its ability to expand its sales and marketing capabilities and expand its customer support operations commensurate with its growth, should such growth occur. If the Company's revenues do not increase in proportion to its operating expenses, the Company's management systems do not expand to meet increasing demands, the Company fails to attract, assimilate and retain qualified personnel, or the Company's management otherwise fails to manage the Company's expansion effectively, there would be a material adverse effect on the Company's business, financial condition and operating results.

Dependence on Third Party Vendors

     The Company's viability depends on its ability to obtain for itself and its customers access to a breadth of quality and comprehensive real-time and historical financial market data from third party vendors whose products are technically compatible with the Company's ATTAIN software and its future products and services. The Company currently depends substantially upon relationships with third-party data vendors to ensure such access, including PC Quote, Inc. ("PC Quote"), Dow Jones & Company, Inc., the Nasdaq Stock Market, Inc., and other trading systems or ECNs, including Datek Securities Corp.'s Island system and Terra Nova Trading LLC's Archipelago system. Although the Company has written agreements with each of such third party vendors, if the

Company's access to or use of the data provided by any of these third party vendors were interrupted or terminated, the Company would have to make alternative arrangements, either to produce such data itself or with a third party or to obtain comparable data from a different third party. There can be no assurance that such arrangements could be accomplished in a timely and cost effective manner, if at all, or that alternative sources would be available on commercially reasonable terms, if at all. To the extent the Company experiences disruptions, its customers will be inconvenienced and may be adversely affected. As a result, the Company's relationship with such customers would be adversely affected. It has been publicly reported that PC Quote is experiencing severe financial difficulties. There is also the risk that such contractual relationships will not be renewed on terms favorable to the Company, if at all. Vendors may also strengthen their alliances with the Company's competitors, discontinue their relationships with the Company, or develop strategic initiatives which involve eliminating or limiting compatibility between the Company's services and the vendor's services. There can be no assurance that the Company will be able to increase the number of compatible data vendors available to it or encourage other trading systems to become compatible with the ATTAIN ECN, or that the Company's existing data sources will continue to exist or cooperate in maintaining technical compatibility with the Company's ATTAIN trading system or the ATTAIN ECN. If the Company were unable to secure additional key data sources and compatibility with other trading systems, or were to lose access to significant amounts of data or to significant trading systems or ECNs, the Company's business, financial condition and results of operations would be materially adversely affected. To the extent third party vendor trading systems do not timely program their trading systems to be compatible with the ATTAIN ECN, the Company's business opportunities would be adversely affected. See "Business--All-Tech's Strategy" and "--Competition."


Lack of Access to Instinet ECN

     Instinet Corporation currently operates the largest ECN ("Instinet"), which is responsible for over 15% of all Nasdaq trading and a substantially more significant portion of trading in the 100 most actively traded Nasdaq stocks. Historically, Instinet has offered and continues to offer its subscribers access to better stock prices than are available on Nasdaq. Instinet's customers' orders are not displayed by Instinet on Nasdaq unless the Instinet subscriber affirmatively requests that its order be displayed on Nasdaq. Additionally, only the best bid and asked quotations with respect to a specific Nasdaq traded security and for which Nasdaq display is requested by the Instinet subscriber are accessible to non-subscribers on Nasdaq. Moreover, the comprehensive list of bid and ask orders of all Instinet subscribers at any time may be viewed only by Instinet subscribers. This lack of access results in better prices for Instinet subscribers and limits the ability of individual investors, including the Company's customers, to discover trends or the magnitude of trends. Finally, Instinet subscribers are offered price improvement, while non-subscribers who access Instinet through Nasdaq do not receive price improvement. All-Tech has applied to Instinet for subscriber privileges in order to provide access to Instinet to the Company's customers, but Instinet has refused to grant privileges to All-Tech, severely limiting All-Tech's ability to offer these better execution prices to its customers. All-Tech has instituted an arbitration proceeding against Instinet, seeking to become an Instinet subscriber, as well as monetary damages, claiming that Instinet's denial of access was illegal and violates state and federal laws as well as NASD rules. Although the Company believes it has meritorious claims, there can be no assurance as to the outcome of such arbitration.


Competition

     The marketplace for electronic trading brokerage firms is intensely competitive and rapidly changing. All-Tech believes that due to anticipated growth of the market for electronic brokerage services, active stock trading facilities and other factors, competition will substantially increase and intensify in the future. The Company believes its ability to compete will depend upon many factors both within and outside its control, including the timing and market acceptance of new services, products and enhancements developed by the Company and its competitors, functionality of such services and products, data availability, ease of use, pricing, reliability, customer service and support and sales and marketing efforts.

     The Company faces direct competition from a number of publicly-traded and privately-held companies. It competes directly with other firms whose customers engage in active electronic day trading, other ECN systems, large Wall Street securities firms, securities subsidiaries of major commercial bank holding companies, major regional firms and smaller niche players. This competition is based primarily on the quality of services offered and price. The Company's principal competitors in providing electronic brokerage services to day traders currently include such firms as Datek Securities Corp., Terra Nova Trading, LLC. and Block Trading Corp. The Company's ATTAIN ECN competes principally with market makers, Instinet, Datek Securities Corp.'s Island ECN, Terra Nova Trading, LLC's Archipelago ECN, Bloomberg Tradebook LLC's Tradebook System ECN, Spear, Leeds & Kellogg's REDI ECN and Brass Utility Inc.'s BRUTE ECN. The Company also competes with on-line trading systems available on the Internet, such as Charles Schwab & Co., Inc., E*Trade Capital Inc. and Accutrade Inc. In addition, the Company faces competition from data vendors, which offer investment analysis software, news quotations and other securities industry products.

     Nasdaq has recently filed a new rule proposal with the SEC to operate a limit order file (essentially an ECN). Should this proposal be adopted and Nasdaq offers a low-cost alternative to privately operated ECNs on which substantial numbers of limit orders are reflected, this could have a negative competitive impact on the ATTAIN ECN, which could materially adversely affect the Company's business, financial condition and results of operations. There can be no assurance whether such proposal will be approved and, if approved, when Nasdaq's ECN might become operational.

     Many of the Company's existing and potential competitors have longer operating histories, significantly greater financial, technical and market resources, greater name recognition and a larger installed customer base than the Company.

     One or more of these competitors may be able to respond more quickly to new or emerging technologies or changes in customer requirements, or to devote greater resources to the development, promotion and sale of their services and products than the Company. There can be no assurance that the Company's existing or potential competitors will not develop services and products comparable or superior to those developed by the Company or adapt more quickly than the Company to new technologies, evolving industry trends or changing customer requirements. Larger competitors are also able to advertise their products and services on a national or regional basis and may have a greater number and variety of distribution outlets for their services. On-line discount brokerage firms market their services through aggressive pricing and promotional efforts.

     Increased competition could result in price reductions, reduced margins or loss of market share, any one of which could materially adversely affect the Company's business, financial condition and results of operations. There can be no assurance that the Company will be able to compete successfully against current or future competitors, or that competitive pressures faced by the Company will not have a material adverse effect on its business, financial condition and results of operations.

     Competition from commercial banks may increase because of recent acquisitions of securities firms by commercial banks, as well as internal expansion by commercial banks into the securities business. In addition, the Company expects competition from domestic and international banks to increase as a result of recent and anticipated legislative and regulatory initiatives in the United States to remove or relieve certain restrictions on commercial banks. See "Business--Competition."


Competition for Retaining and Recruiting Personnel

     The Company's business is dependent on the highly skilled, and often highly specialized, individuals it employs. Retention of sales, trading, management and administrative professionals is particularly important to the Company's prospects. From time to time, other companies in the securities industry have experienced losses of sales and trading personnel as well as management and administrative professionals. The level of competition for key personnel is expected to increase due to the increasing number of companies offering electronic brokerage services and ECNs. There can be no assurance that losses of key personnel due to such competition or otherwise will not occur in the future. The loss of such professionals, particularly a senior professional, could adversely affect the Company's growth and operating results.

     The Company expects further growth in the number of its personnel. Additionally, the Company expects that continuing competition will cause its compensation costs to increase in the future. There can be no assurance that the Company will be able to recruit a sufficient number of new employees with the desired qualifications in a timely manner. The failure to recruit new employees could materially and adversely affect the Company's future operating results.

     While the Company generally does not have employment agreements with its employees, it attempts to retain its employees with incentives, such as bonuses. Additionally the Company intends to issue options to buy Company stock that vest over a number of years of employment. These incentives, however, may be insufficient in light of the increasing competition for experienced professionals in the securities industry, particularly if the value of the Company's stock declines or fails to appreciate sufficiently to be a competitive incentive for professional compensation. See "Business--Employees" and "Management."


Dependence on Key Personnel

     The Company is substantially dependent upon the efforts and skills of its executive officers, particularly Harvey I. Houtkin and Mark D. Shefts, the Company's Chairman of the Board and Chief Executive Officer, and its President, Chief Operating Officer and Chief Financial Officer, respectively. The loss of the services of either of these executive officers would have a material adverse effect on the Company. The Company has entered into employment agreements with both Messrs. Houtkin and Shefts and has applied for key man life insurance on the lives of Messrs. Houtkin and Shefts in the amount of $1,000,000 each, payable to the Company. The benefits received under these policies would not be sufficient to compensate the Company for the loss of the services of Mr. Houtkin or Mr. Shefts should suitable replacements not be employed. There can be no assurance that key man insurance will be obtained in such amount, if at all. See "Management--Employment Agreements; Key Man Insurance."


Significant Fluctuations in Quarterly Operating Results

     The Company's revenues and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including access to public markets, fluctuations in the valuation of securities in which the Company has invested as a principal, the level of retail and institutional brokerage transactions, variations in expenditures for personnel, litigation expenses and expenses of establishing new business units. In addition, the timing of the Company's recognition of revenue from a significant transaction can materially affect the Company's quarterly operating results. Due to the foregoing and other factors, there can be no assurance that the Company will be able to sustain profitability on a quarterly or annual basis. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


Securities Regulation in General

     The securities business is subject to extensive regulation under federal and state laws in the United States and the rules and regulations of self regulatory organizations ("SROs"), such as the NASD and the various exchanges, and also will be subject to regulation in the foreign countries in which All-Tech may wish to conduct its activities. One of the most important regulations with which the Company must continually comply is Rule 15c3-1 under the Securities Exchange Act of 1934, as amended (the "Net Capital Rule"), which requires the Company to maintain a minimum amount of net capital, as defined under such Rule.

     Compliance with many of the regulations applicable to the Company involves a number of risks, particularly in areas where applicable regulations may be subject to interpretation. In the event of non-compliance with an applicable regulation, governmental regulators and the NASD may institute administrative or judicial proceedings that may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), issuance of cease-and-desist orders, deregistration or suspension of the non-compliant broker-dealer or investment adviser, suspension or disqualification of the broker-dealer's officers or employees or other adverse consequences. The imposition of any such penalties or orders on the Company could have a material adverse effect on the Company's operating results and financial condition.

     The Company's ability to engage in business is regulated by the terms of its NASD membership agreement. To the extent new business activities are not already permitted under that agreement, the Company is required to seek modification of the agreement. There can be no assurance that any such modification will be made on a timely basis, if at all. The failure to obtain such modification would prohibit the Company from engaging in the activity at issue and could impair the Company's ability to grow or to expand into other areas or business.

     Underwriting commitments, should the Company engage in underwriting and they be incurred, require a charge against net capital and, accordingly, the Company's ability to make underwriting commitments in the future, should it determine to do so, may be limited by the requirement that it must at all times be in compliance with the applicable net capital regulations. See "Business--Government Regulation."

     The regulatory environment in which the Company operates is subject to change. The Company may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other United States or foreign governmental regulatory authorities or SROs. The Company also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and the NASD. Furthermore, the Company's businesses may be materially affected not only by regulations applicable to it as a financial market intermediary, but also by regulations of general application.


Potential Conflicts of Interest

     The Company engages in proprietary trading and acts as a market maker. Therefore, the Company may be competing with its own customers with respect to certain trades. In addition, executive officers, directors and employees of the Company invest in public companies in which the Company is an investor or for which the Company acts as a market maker. Accordingly, there are certain risks that, as a result of such investment or profits interest, a director, officer or employee may take actions which would conflict with the best interests of the Company. All-Tech Training Group, Inc. ("ATTG") trains potential customers of the Company. The Company, if these trainees open All-Tech accounts, offers them per trade rebates up to, in the aggregate, the amount a customer paid for his or her training. ATTG is owned by a company, Rushmore Financial Services, Inc. ("Rushmore"), which is wholly owned by Harvey I. Houtkin and Mark D. Shefts, officers and directors of the Company. Messrs. Houtkin and Shefts perform duties for other companies directly or indirectly owned by them, such as ATTG and various real estate companies, as well as trade for accounts owned or controlled by them. Although neither Mr. Houtkin nor Mr. Shefts spends a substantial amount of time on such activities at the present time, there can be no assurance that their duties as directors or officers of such other entities will not present conflicts of interest with their duties to the Company in the future. See "Business--Proprietary Trading" and "Certain Transactions."


Growth of ECN; Risks of Collection of ECN Accounts Receivable

     All-Tech has recently developed and commenced operation of its ATTAIN ECN. The ATTAIN ECN began to generate revenues in February 1998 and is expected to become a significant source of revenues. All-Tech engages in trading for its own account, primarily utilizing the ATTAIN ECN. Any discontinuance of trading on the ATTAIN ECN by All-Tech, whether voluntarily or as a result of government regulation, could have a material adverse effect on the Company's business, financial condition and operating results.

     Revenues are recognized by the Company with respect to its ATTAIN ECN at the time of billing. The Company's accounts receivable have dramatically increased since the commencement of the operation of its ATTAIN ECN, which bills users monthly. There has been a great deal of discussion in the industry regarding the amount of fees non-subscribers are charged to utilize ECNs and the fact that such fees are charged upon usage and not pursuant to a contract. The Company has denied access to several former ATTAIN ECN users because they have stated to the Company that they would not pay their future ATTAIN ECN bills. The Company believes that it maintains adequate reserves to account for the non-collection of its accounts receivable. However, the Company has only recently commenced billing users of the ATTAIN ECN and has very limited actual experience on which to base the amount of doubtful accounts receivable relating to revenues from the ATTAIN ECN. There can be no assurance that the rate of non-collection of accounts receivable will not increase as the level of usage of the ATTAIN ECN increases. Such an increase could materially adversely affect the Company's business, financial condition and results of operations. Although the Company intends to vigorously pursue its legal remedies to recover unpaid accounts receivable, there can be no assurance that such efforts will be successful. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


Risk Associated with Increased Trading

     The Company has entered into agreements with its clearing firm which will permit All-Tech to trade the Company's proprietary account utilizing 10 to 1 margin, rather than its current margin rate of 2 to 1. Such increased leverage will permit the Company to greatly increase the amount of proprietary trading it engages in. Proprietary trading subjects the Company to risk of loss of the capital invested; trading at such a highly leveraged rate increases the risk of loss proportionately. Any losses, if significant, would have a material adverse effect on the Company's business, financial condition and results of operations.


Risks Associated with Entry into Institutional Market

     The Company has historically sold its services primarily to individuals and has little experience in marketing its services directly to institutions. The Company believes its future success will depend in part on its ability to move beyond its traditional customer base and market its services to institutions, including brokerage firms with whom the Company currently competes. There can be no assurance that the Company's services will be accepted by institutional investors, which could have a material adverse effect on the Company's business growth. See "Business--All-Tech's Strategy."


Rapid Technological Change and Dependence on New Services

     Electronic stock trading is characterized by rapidly changing technology, evolving industry standards in computer hardware, programming tools, programming languages, operating systems, database technology and information delivery systems, changes in customer requirements and frequent new service introductions and enhancements. The Company's future success will depend upon its ability to maintain and develop competitive technologies, to continue to enhance its current services and to develop and introduce new services in a timely and cost-effective manner that meets changing conditions such as evolving customer needs, new competitive service offerings, emerging industry standards and changing technology. Any failure by the Company to anticipate or to respond quickly to changing market conditions, or any significant delays in development or introduction of new services, could cause potential customers to delay or decide against utilizing the Company's services and existing customers to conduct their trading at competitors of the Company, which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--All-Tech's Strategy" and "--Future Growth and Development."


Risks Associated with Future Reliance on the Internet

     The Company believes that future development of its service and customer base, and the future growth of the Company, particularly outside of the United States, depends in part upon the utilization of the Internet as a widely used medium for communication of trading information and the delivery of high-quality financial market data, orders, account status information and customer support. The Company currently has a limited number of customers who communicate with the Company via the Internet. If the number of customers accessing All-Tech through the Internet increases, the Company will have to develop additional Internet technical compatibility and adjust its marketing and customer support approaches accordingly. There can be no assurance that the Company will accomplish any of such tasks on a timely, cost-effective basis, if at all. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity, or due to governmental regulation. Global commerce and online exchange of information on the Internet and other similar open wide area networks are new and evolving; therefore, it is difficult to predict whether Internet technology developments will keep pace with the demand for Internet services. If the necessary infrastructure or complementary services do not continue to be developed, or if the Internet does not continue as a viable commercial marketplace, or if the Company does not adequately and timely develop the necessary technical compatibility and adjust its marketing and customer support approaches accordingly, the Company's business, financial condition and results of operations could be materially adversely affected. See "Business--Regulatory Background and Development of Active Electronic Trading" and "--All-Tech's Strategy."


Risk of Software Defects

     As a result of their complexity, all software products, including the Company's software, may contain errors. Despite testing by the Company and initial use by customers, when new services and products are introduced or new versions of services and products are released, there can be no assurance that errors will not be found and persist after commencement of use, resulting in loss of revenues, delay in market acceptance or damage to the Company's reputation, any of which could have a material adverse effect upon the Company's business, financial condition and results of operations. All software is inherently limited by the accuracy of the data utilized. The monitoring, collection, storage and delivery of financial market data by data vendors and by the Company's software is inherently complex; therefore, it is subject to delay and to containing errors. The effectiveness of the Company's services is limited by the accuracy of such data. See "Business--Services--ATTAIN Trading System."


Risk of Litigation; Limited Insurance Coverage

     There has been substantial litigation in the software industry involving intellectual property rights. Although the Company does not believe that it is infringing the intellectual property rights of others, or that others are infringing on its intellectual property rights, there can be no assurance that infringement claims, if asserted against the Company, would not have a material adverse effect on the Company's business, financial condition and results of operations, or that any infringement claim asserted by the Company would be successfully resolved.

     As the Company's services are designed to enable investors to make improved investment and trading decisions, an investor who uses the Company's services and sustains losses or fails to make profits in the securities or financial markets may allege that the Company's services contributed to or resulted in such losses or lost profits and that the Company should be held liable to the investor for such losses. While the Company's account documentation contains certain warnings and disclaimers, they may not be effective in certain jurisdictions or under certain circumstances. The Company currently has a limited amount of errors and omissions insurance which may cover such liability risks, but there can be no assurance that such insurance would be adequate to cover the amount of such liabilities, if imposed on the Company, or that such insurance would cover the types of claims which might be asserted against the Company. While the Company has never had such a claim successfully asserted against it, there can be no assurance that such claims will not be asserted and that, if asserted, the results will not materially adversely affect the Company's business, financial condition and results of operations. See "Business--Services."

Risks Associated with International Expansion

     A component of the Company's strategy is its planned expansion into international markets. This strategy is dependent, in part, on international customers having access to the appropriate financial market data and on the Company's ability to provide such potential customers with brokerage services under the laws of that jurisdiction. To date, the Company has only limited experience in marketing, selling and delivering its services internationally. There can be no assurance that the Company will be able to successfully market, sell and deliver its services in international markets. In addition, there are certain risks inherent in doing business on an international level, including unexpected changes in regulatory requirements, difficulties in staffing and managing foreign operations, dependence upon strategic partners needed to succeed in certain countries, difficulties in protecting intellectual property rights, longer payment cycles, problems in collecting accounts receivable, political instability, unfamiliarity with local laws and customs, fluctuations in currency exchange rates, and potentially adverse tax consequences. There can be no assurance that one or more of such or other factors will not have a material adverse effect on the Company's ability to expand into international markets or on the Company's future international operations if any, and, consequently, on the Company's business, financial condition and results of operations. There can be no assurance that the Company will expand into international markets. See "Business--Sales and Marketing."

Dependence upon Microsoft's Windows Operating System

     The Company's services are currently designed for use on computers using Microsoft's 32-bit Windows operating system, requiring Windows 95 and Windows NT. Upon release of later versions of the Windows operating system, such as Windows 98, by Microsoft, the Company will attempt to modify its software to take advantage of such developments. To the extent any such later version is not compatible with Windows 95, All-Tech's customers trading from their own locations ("remote customers") would be required to purchase such new version or All-Tech would have to purchase it for them. Any factor adversely affecting the demand for, or the current trends of increasing and expanding use of, the current Windows operating system could have an impact on demand for the Company's services, causing a material adverse effect on the Company's business, financial condition and results of operations. Additionally, changes to the underlying components of the Windows operating system may require changes to the Company's ATTAIN trading system and ECN software. If the Company is not able to successfully develop or implement appropriate modifications to its ATTAIN trading system and ECN software in a timely fashion, the Company's business, financial condition and results of operations could be materially adversely affected. See "Business--Services--The ATTAIN Trading System."


Emerging Market for Electronic Trading

     The market for computer-automated investment and trading on personal computers is relatively new and will be subject to frequent and continuing changes. Any future growth of this market depends upon continued customer acceptance of this type of trading as a viable method of implementing trading strategies. Historically, the Company's policy has been that prospective customers be educated as to the potential advantages of the Company's services and be trained in the trading strategies appropriate for this type of trading. The Company expects that the need for such education will continue for the foreseeable future. There can be no assurance that the Company will be successful in obtaining a sufficient number of educated customers or that the Company will be able to respond effectively to changing customer preferences in this market. If the size of the market is substantially smaller than the Company believes, or if the market for electronic trading fails to grow or grows more slowly than the Company currently anticipates, or if the Company fails to respond effectively to the evolving requirements of this market, the Company's business, financial condition and results of operations would be materially adversely affected. See "Business--Overview."

     The education of prospective customers in electronic day trading strategies is conducted almost wholly by ATTG, a wholly-owned subsidiary of Rushmore, a company which is wholly owned by Messrs. Harvey Houtkin and Mark Shefts, Chairman of the Board, Chief Executive Officer and Secretary and President, Chief Operating Officer, Chief Financial Officer and Treasurer, respectively, of the Company. Should they determine to discontinue this business, the Company would have to develop its own educational capabilities or purchase ATTG's operations. The Company has no current intention of developing its own training capabilities. See "Certain Transactions."


Protection of Intellectual Property

     The Company's success is heavily dependent upon its proprietary technology. The Company relies primar-ily on a combination of copyright, trade secret and trademark laws, non-disclosure and other contractual provisions and technical measures to protect its proprietary rights. The Company seeks to protect its software, documentation and other written materials through trade secret and copyright laws, which provide only limited protection. As part of its confidentiality procedures, the Company enters into non-disclosure agreements with its employees, consultants and third party vendors. The Company uses agreements with its customers and ATTAIN ECN subscribers in order to protect its copyrights and trade secrets and to prevent such users from commercially exploiting such copyrights and trade secrets for their own gain. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may copy or otherwise obtain, use or exploit the Company's products or technology independently. Policing unauthorized use of the Company's products is difficult, and the Company is unable to determine the extent to which unauthorized use, if any, of its software products exists. Piracy can be expected to be a persistent problem, particularly in international markets and as a result of the growing use of the Internet. In addition, effective protection of intellectual property rights may be unavailable or limited in certain countries, including some in which the Company may attempt to expand its sales efforts. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technologies or products, either of which could result in a material adverse effect on the Company's business, financial condition and results of operations.

     There has been substantial litigation in the software industry involving intellectual property rights. The Company does not believe that it is infringing the intellectual property rights of others. There can be no assurance that infringement claims would not have a material adverse effect on the Company's business, financial condition and results of operations. In addition, to the extent that the Company acquires or licenses a portion of the software or data included in its software from third parties, its exposure to infringement actions may increase because the Company must rely upon such third parties for information as to the origin and ownership of such acquired or licensed software or data. In the future, litigation may be necessary to establish, enforce and protect trade secrets, copyrights, trademarks and other intellectual property rights of the Company. The Company may also be subject to litigation to defend against claimed infringement of the rights of others or to determine the scope and validity of the intellectual property rights of others. Any such litigation could be costly and divert management's attention, either of which could have a material adverse effect on the Company's business, financial condition and results of operations. Adverse determinations in such litigation could result in the loss of proprietary rights, subject the Company to significant liabilities, require the Company to seek licenses from third parties, which could be expensive, or prevent the Company from selling its services or using its trademarks, any one of which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Intellectual Property and Other Proprietary Rights."


Risks Associated with Possible Acquisitions

     The Company may acquire businesses, assets, products and technologies that the Company believes could complement or expand the Company's business. The Company currently has no specific plan, commitments or agreements with respect to any acquisitions and there can be no assurance that the Company will be able to identify any appropriate acquisition candidates. If the Company identifies an acquisition candidate, there can be no assurance that the Company will be able to successfully negotiate the terms of any such acquisition, finance such acquisition or integrate such acquired business, assets, products or technologies into the Company's existing business. Furthermore, the negotiation of potential acquisitions as well as the integration of an acquired business could cause diversion of management's time and resources, and require the Company to use proceeds from this Offering to consummate a potential acquisition. See "Business--All-Tech's Strategy."


Possibility of Losses Associated with Principal and Trading Activities

     The Company's securities trading and market-making activities as principal subject the Company's capital to significant risks, including market, credit, leverage, counter-party and liquidity risks. Sudden sharp declines in market values of securities can result in illiquid markets and the failure of issuers and counterparties to perform their obligations, as well as increases in claims and litigation. In such markets, the Company may incur reduced revenues or losses in its principal trading activities. These activities often involve the purchase, sale or short sale of securities as principal in markets that may be characterized by relative illiquidity or that may be particularly susceptible to rapid fluctuations in liquidity and price. The Company intends to use a portion of the net proceeds from this Offering for its proprietary trading activities. See "Business."


Year 2000

     The Company's review of its own operating systems does not indicate any Year 2000 problems. However, the Company is highly dependent on third party vendors. Failures and interruptions, if any, resulting from the inability of certain computing systems of third party vendors, including the Company's clearing broker, to recognize the Year 2000 could have a material adverse effect on the Company's results of operations. There can be no assurance that the Year 2000 issue can be resolved by any of such third parties prior to the upcoming change in the century. Although the Company may incur substantial costs, particularly costs resulting from charges by its third party service providers, in correcting Year 2000 issues, such costs are not sufficiently certain to estimate at this time.


Lack of Off-Site Disaster Recovery Facility

     The Company's principal disaster recovery system is located at the Company's principal offices. No off-site disaster recovery system exists at this time. There can be no assurance that the Company will not suffer any systems failure or interruption, including one caused by a fire, other natural disaster, power or telecommunications failure, act of God, act of war or otherwise, or that the Company's back-up procedures and capabilities in the event of any such failure or interruption, in light of the fact that they are not off-site, will be adequate.


Dependence upon Availability of Capital and Funding

     The Company's business is dependent upon the availability of adequate required capital under applicable regulatory requirements. Historically, the Company has satisfied these needs from internally generated funds.

While the proceeds of the Offering can be expected to satisfy the Company's funding and capital needs for the next 12 months, there can be no assurance that any, or sufficient, funding or regulatory capital will continue to be available to the Company thereafter on terms that are acceptable to it. The Company's ability to expand and grow its business in accordance with its current plan, to make acquisitions and to meet its long-term capital requirements beyond any such 12-month period will depend on many factors, including, but not limited to, the receipt of the net proceeds of this Offering, the rate, if any, at which the Company's cash flow increases, the ability and willingness of the Company to accomplish acquisitions and develop new business areas with its capital stock, and the availability to the Company of additional public and private subordinated debt and/or equity financing. No assurance can be given that additional financing will be available or that, if available, it will be available on terms favorable to the Company. See "Use of Proceeds," "Business--Government Regulation," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


Broad Discretion of Management in Use of Proceeds

     The Company has not made specific allocations for the use of the net proceeds from the sale by the Company of the Common Stock and Warrants offered hereby. Rather, the Company intends to use the net proceeds primarily for general corporate purposes, including principal investments and working capital. Accordingly, management will have significant discretion in applying the net proceeds of the Offering. See "Use of Proceeds."


Control by Insiders

     Prior to this Offering, all of the outstanding shares of Common Stock are held by Harvey I. Houtkin, Chairman, Chief Executive Officer and Secretary of the Company, Mark D. Shefts, President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company, and Rushmore, a company wholly owned by Messrs. Houtkin and Shefts. Upon completion of the Offering, Messrs. Houtkin and Shefts will beneficially own in the aggregate 70.4% of the outstanding Common Stock (and 66.7% of the Common Stock if the Over-Allotment Option is exercised in full) and therefore will be able to control the outcome of all corporate actions requiring shareholder approval. Therefore, investors' ownership of Common Stock will not provide them with any ability to determine the outcome of matters requiring a shareholder vote, including the election of directors, and any merger, consolidation or sale of all or substantially all of the Company's assets. Additionally Messrs. Houtkin and Shefts shall effectively retain control over the management and affairs of the Company through their significant stock ownership. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Company or a merger, consolidation, takeover or other business combination involving the Company or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company. See "Management" and "Principal and Selling Shareholders."


Speculative Nature of the Warrants

     The Warrants do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price for a limited period of time. Specifically, commencing , 1998 (six months after the date of this Prospectus), through , 2000 (30 months after the date of this Prospectus), holders of the Warrants may exercise their right to acquire Common Stock at an exercise price of $12.00 per share (150% of the initial public offering price of the Common Stock), and commencing , 2000 (30 months after the date of this Prospectus), holders of Warrants may exercise their right to acquire Common Stock at an exercise price of $14.00 per share (175% of the initial public offering price of the Common Stock), subject to adjustment upon the occurrence of certain dilutive events, until , 2003 (60 months after the date of this Prospectus), after which date any unexercised Warrants will expire and have no further value. Moreover, following the completion of the Offering, the market value of the Warrants will be uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their initial public offering price. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants and, consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

Potential Adverse Effect of Redemption of Warrants

     Commencing , 1999 (18 months after the date of this Prospectus), the Warrants will be subject to redemption by the Company at $.10 per Warrant on thirty days prior written notice to the warrantholders if the average closing sale price of the Common Stock as reported on the Amex equals or exceeds $20.00 per share of Common Stock for any 20 trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. If the Warrants are redeemed, holders of the Warrants will lose their right to exercise the Warrants after the expiration of the 30-day notice of redemption period. Upon receipt of a notice of redemption, holders would be required to: (i) exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, (ii) sell the Warrants at the current market price, if any, when they might otherwise wish to hold the Warrants or (iii) accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Capital Stock--Warrants."


Legal Restrictions on Sale of Shares Underlying the Warrants

     The Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Warrants. Although the Company has agreed to use its best efforts to keep a registration statement covering the shares of Common Stock issuable upon the exercise of the Warrants effective for the term of the Warrants, if it fails to do so for any reason, the Warrants may be deprived of value.

     The Shares and Warrants are detachable and separately transferable immediately following completion of the Offering. Purchasers may buy Warrants in the aftermarket in or may move to jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event the Company would be unable to issue shares of Common Stock underlying the Warrants. Holders of Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised. See "Description of Capital Stock."


Possible Issuance of Preferred Stock; Barriers to Takeover

     The Company's Certificate of Incorporation and By-Laws, as well as Delaware corporate law, contain certain provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. These provisions could limit the price that certain investors might be willing to pay in the future for shares of Common Stock. Certain of these provisions impose various procedural and other requirements that could make it more difficult for shareholders to effect certain corporate actions. The Company's Certificate of Incorporation also authorizes the Board of Directors to issue, without shareholder approval, 5,000,000 shares of Preferred Stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of Common Stock. Following the Offering, no shares of Preferred Stock of the Company will be outstanding. Any issuances of Preferred Stock could be used for anti-takeover purposes or to discourage, delay or prevent a change of control of the Company. See "Description of Capital Stock."


Absence of Prior Market; Possible Volatility of Securities Prices; Arbitrary Determination of Offering Prices

     Prior to the Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that an active public market will develop or, if developed, will be sustained following the Offering. Certain factors, such as sales of the Securities into the market by existing shareholders, fluctuations in operating results of the Company or its competitors, market conditions for similar stocks, and market conditions generally for other companies in the investment banking industry or in the financial services or technology industries, could cause the market price of the Common Stock and the Warrants to fluctuate substantially. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance of such companies. Accordingly, the market price of the Securities may decline even if the Company's operating results or prospects have not changed. The initial public offering prices of the Securities and the terms of the Warrants will be determined through negotiations among the Company, the Selling Shareholders and the Representative and shall not necessarily bear any relationship to the Company's book value, assets, past operating results, financial condition or any other established criteria of value. There can be no assurance that the Securities offered by this Prospectus will trade at market prices in excess of the initial public offering prices.
See "Underwriting."


Potential Decreases in the Market Price of Securities Resulting from Future Sales of Securities

     Sales of a substantial number of shares of Common Stock and Warrants in the public market, whether by purchasers in the Offering or other shareholders of the Company, could adversely affect the prevailing market price of the Securities and could impair the Company's future ability to raise capital through an offering of its equity securities. Without giving effect to exercise of the Underwriters' Over-Allotment Option, there will be 21,093,750 shares of Common Stock and 3,125,000 Warrants outstanding immediately after completion of the Offering, of which 6,250,000 shares of Common Stock and all of the Warrants will be freely tradeable in the public markets, subject, if purchased by "affiliates", to the volume and other limitations set forth in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The remaining 14,843,750 shares of Common Stock outstanding immediately following the Offering will be "restricted" securities, as that term is defined under Rule 144. Under lock-up agreements (the "Lockup Agreements") each existing shareholder has agreed that such shareholder will not directly or indirectly sell, assign or otherwise transfer any shares of Common Stock for a period of twelve (12) months after the effective date of the Offering, unless released by the Representative. Any shares subject to the Lockup Agreements may be released by the Representative at any time without notice to the public. All of such 14,843,750 shares of Common Stock would be eligible for sale, subject to compliance with the volume limitations of Rule 144 by the holders of these shares commencing upon the later of (i) ninety (90) days after the effective date of the Offering or (ii) the expiration or waiver of the Lockup Agreements. See "Shares Eligible for Future Sale" and "Underwriting."


Immediate and Substantial Dilution

     Purchasers of Common Stock in the Offering will experience immediate substantial dilution of $5.95 based on the net tangible book value of the Company at March 31, 1998, and on an initial public offering price of $8.00 per share and $.10 per Warrant. See "Dilution."


Lack of Experience of Representative

     Security Capital Trading, Inc., the Representative, commenced operations in June 1995. The Representative has only co-managed two recent public offerings of securities; therefore, the Representative does not have extensive experience as a co-manager or underwriter of public offerings of securities.
See "Underwriting."


Limited Marketing Capabilities

     The Company's operating results will depend to a large extent on its ability to successfully market the ATTAIN trading system, the ATTAIN ECN and other services to public customers who are active traders and who require real-time market information. In addition, the Company also hopes to market its services to institutions, including brokerage firms. The Company currently has limited marketing capability. The Company intends to use a portion of the proceeds of the Offering to hire additional sales and marketing personnel and conduct additional advertising. There can be no assurance that any marketing efforts undertaken by the Company will be successful or will result in any significant increase in usage of the ATTAIN trading system, the ATTAIN ECN or other services of the Company. See "Business--All-Tech's Strategy."


No Dividends and None Anticipated

     Although the Company has paid dividends on the Common Stock in the past, it is anticipated that income received from operations, if any, will be retained for the Company's future operations. Accordingly, no dividends are anticipated in the future. See "Dividend Policy."


Limitation on Liability of Directors

     The Company's Certificate of Incorporation limits personal liability of directors to the fullest extent permitted by the General Corporation Law of the State of Delaware. See "Description of Capital Stock."

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of the 5,625,000 of the shares of the Common Stock and 3,125,000 Warrants offered hereby by the Company, based on an assumed initial public offering price of $8.00 per share and $.10 per Warrant, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, are estimated to be $41,312,500 ($44,805,600 assuming exercise of the Over-Allotment Option in full). The net proceeds will be used for general corporate purposes, the development or acquisition of new areas of the brokerage business, advertising and marketing, principal investments and working capital. The Company will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Shareholders. See "Principal and Selling Shareholders."


                                DIVIDEND POLICY

     The Company has declared and paid cash dividends on its capital stock in the past. The Company currently intends to retain all of its earnings, if any, for use in its business and does not anticipate paying any dividends in the foreseeable future. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will depend upon a number of factors, including future earnings, the success of the Company's business activities, regulatory capital requirements, the general financial condition and future prospects of the Company, general business conditions and such other factors as the Board of Directors may deem relevant.

                                   DILUTION

     The pro forma net tangible book value of the Company as of March 31, 1998 (after giving effect to the Company's Delaware reincorporation and 68.75 for 1 forward stock split occurring in May 1998), was approximately $1,914,000 or $.12 per share of Common Stock. Pro forma net tangible book value per share represents the Company's pro forma tangible assets less total liabilities divided by the number of shares of Common Stock outstanding as of March 31, 1998. Dilution per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in the Offering made hereby and the pro forma net tangible book value per share of Common Stock immediately after completion of the Offering. Without taking into account any changes in such pro forma net tangible book value after March 31, 1998, other than to give effect to the sale of 5,625,000 shares of Common Stock and 3,125,000 Warrants (but not the Underwriters' Over-Allotment Option) by the Company in this Offering at an assumed initial pubic offering price of $8.00 per share and $.10 per Warrant and the application of the estimated net proceeds therefrom (after deducting the underwriting discount and commissions and estimated Offering expenses), the pro forma as adjusted net tangible book value of the Company as of March 31, 1998, would have been approximately $43,227,000, or $2.05 per share assuming no value is attributed to the Warrants. This represents an immediate increase an pro forma net tangible book value of $1.93 per share to existing shareholders and an immediate dilution in pro forma as adjusted net tangible book value of $5.95 per share to new investors. The following table illustrates this dilution on a per share basis:

Assumed initial public offering price per share .............................            $ 8.00

   Pro forma net tangible book value per share as of March 31, 1998 .........     $ .12

   Increase per share attributable to Offering ..............................      1.93

Pro forma as adjusted net tangible book value per share after the Offering ..              2.05
                                                                                         ------
Dilution per share to new investors .........................................            $ 5.95
                                                                                         ======

     The following table summarizes, on a pro forma basis as of March 31, 1998, the difference between the total consideration paid for the number of shares of Common Stock purchased from the Company and the average price per share paid by existing shareholders and by new investors purchasing shares of Common Stock pursuant to this Offering.

                                      Shares Purchased          Total Consideration
                                  ------------------------   -------------------------    Average Price
                                     Number       Percent        Amount       Percent       Per Share
                                  ------------   ---------   -------------   ---------   --------------
Existing Shareholders .........   15,468,750        73.3%    $ 1,682,595         3.6%    $  .11
New Investors .................    5,625,000        26.7      45,000,000        96.4     $ 8.00
                                  ----------        ----     -----------        ----
   Total ......................   21,093,750         100%    $46,682,595         100%
                                  ==========        ====     ===========        ====

                                CAPITALIZATION

     The following table sets forth the capitalization of the Company as of March 31, 1998 (i) on an actual basis and (ii) as adjusted to reflect the sale by the Company of 5,625,000 shares of Common Stock and 3,125,000 Warrants offered hereby at an assumed initial public offering price of $8.00 per share and $.10 per Warrant, and the receipt of the estimated net proceeds therefrom, after deducting estimated underwriting discounts and commissions and offering expenses payable by the Company. This table should be read in conjunction with the financial statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus.

                                                                             March 31, 1998
                                                                      -----------------------------
                                                                         Actual        As Adjusted
                                                                      ------------   --------------
Shareholders' equity:(1) ..........................................
 Preferred Stock, $.01 par value, 5,000,000 shares authorized, none
   outstanding ....................................................   $       --      $        --
 Common Stock, $.001 par value, 55,000,000 shares authorized,
   15,468,750 shares outstanding, actual; and 21,093,750 shares
   outstanding, as adjusted(2) ....................................       15,469           21,094
 Additional paid-in capital .......................................    1,548,299       42,855,174
 Retained earnings ................................................      400,460          400,460
                                                                      ----------      -----------
   Shareholders' equity ...........................................    1,964,228       43,276,728
                                                                      ----------      -----------
      Total capitalization ........................................   $1,964,228      $43,276,728
                                                                      ==========      ===========

------------
(1) After giving effect to the Delaware reincorporation and the recapitalization.

(2) Excludes as of March 31, 1998: 2,250,000 shares of Common Stock reserved for issuance under the Company's 1998 Stock Option Plan, none of which had been granted. The Company intends to grant 1,500,000 of such options, such grant to be effective upon the effective date of this Offering. See "Management--1998 Stock Option Plan" and Note 11 of Notes to financial statements.

                            SELECTED FINANCIAL DATA

     The following table sets forth selected financial information with respect to the Company as of and for the periods indicated. The financial information as of and for the years ended June 30, 1993, June 30, 1994, 1995, 1996 and 1997, has been derived from the audited financial statements of the Company. The financial information as of and for the nine months ended March 31, 1997 and 1998 has been derived from unaudited financial statements of the Company, which in the opinion of Management have been prepared on the same basis as the audited financial statements and contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for such periods. The results of operations for the nine months ended March 31, 1998, are not necessarily indicative of results to be expected for the full fiscal year. This selected financial information should be read in conjunction with the financial statements and Notes thereto and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                             Years Ended June 30,
                              ----------------------------------------------------------------------------------
                                   1993             1994              1995             1996            1997
                              --------------  ----------------  ----------------  --------------  --------------
                                                      (in thousands, except share data)
STATEMENTS OF
OPERATIONS DATA:
Revenues:
 Brokerage .................   $     12,524     $    15,113       $     2,826      $     10,789    $     15,544
 Trading ...................         (1,256)           (377)              115                64             132
 ECN .......................             --              --                --                --              --
 Other .....................             --               2                21               222             388
                               ------------     -----------       -----------      ------------    ------------
  Total revenues ...........         11,268          14,738             2,962            11,075          16,064
                               ------------     -----------       -----------      ------------    ------------

Costs and Expenses:
 Cost of services ..........          4,659           6,925             1,494             5,218           7,307
 Technology
  development ..............             86              38                43               209             366
 Selling, general and
  administrative
  expenses .................          5,962           8,005             1,436             4,287           6,789
                               ------------     -----------       -----------      ------------    ------------
  Total costs and
   expenses ................         10,707          14,968             2,973             9,714          14,462
                               ------------     -----------       -----------      ------------    ------------
Income (loss) before
 provision for income
 taxes .....................            561            (230)              (11)            1,361           1,602
Provision (benefit)
 for income taxes ..........            275                (0)               (8)            610             665
                               ------------     --------------    --------------   ------------    ------------
Net income (loss) ..........   $        286     $      (230)      $        (3)     $        751    $        937
                               ============     =============     =============    ============    ============
Pro forma data(1):
Earnings (loss) per share      $        .02     $      (.02)      $      (.00)     $        .05    $        .06
                               ============     =============     =============    ============    ============
Weighted average shares
 outstanding ...............     15,468,750      15,468,750        15,468,750        15,468,750      15,468,750
                               ============     =============     =============    ============    ============


                                     Nine Months Ended
                                         March 31,
                              --------------------------------
                                   1997            1998
                              --------------  --------------
STATEMENTS OF
OPERATIONS DATA:
Revenues:
 Brokerage .................   $     11,267    $     12,423
 Trading ...................            139            (147)
 ECN .......................             --             434
 Other .....................            481             439
                               ------------    ------------
  Total revenues ...........         11,887          13,149
                               ------------    ------------

Costs and Expenses:
 Cost of services ..........          5,118           5,585
 Technology
  development ..............            232             344
 Selling, general and
  administrative
  expenses .................          4,201           6,855
                               ------------    ------------
  Total costs and
   expenses ................          9,551          12,784
                               ------------    ------------
Income (loss) before
 provision for income
 taxes .....................          2,336             365
Provision (benefit)
 for income taxes ..........            609              84
                               ------------    ------------
Net income (loss) ..........   $      1,727    $        281
                               ============    ============
Pro forma data(1):
Earnings (loss) per share      $        .11    $        .02
                               ============    ============
Weighted average shares
 outstanding ...............     15,468,750      15,468,750
                               ============    ============

                                                             June 30,
                                       ----------------------------------------------------
                                         1993       1994       1995       1996       1997      March 31, 1998
                                       --------   --------   --------   --------   --------   ---------------
                                                          (in thousands)
BALANCE SHEET DATA:
 Cash and cash equivalents .........    $  106     $   84     $   37     $  177     $  641         $  604
 Total assets ......................     2,906      1,716      1,657      3,263      3,799          3,182
 Total liabilities .................     1,157        197        141        996      1,944          1,218
 Shareholders' equity ..............     1,749      1,519      1,516      2,267      1,855          1,964

------------
(1) Pro forma data gives effect to the 68.75 for 1 forward stock split as part of the Company's reincorporation in Delaware.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the Financial Statements and Notes thereto included elsewhere in this Prospectus. This discussion contains forward-looking statements. Words or phrases such as "should result, are expected to, we anticipate, we estimate, we project" or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties including, but not limited to, those set forth under "Risk Factors" and elsewhere in this Prospectus that could cause actual results to differ materially from the Company's historical experience and its present expectations or projections. Caution should be taken not to place undue reliance on any such forward-looking statements, since such statements speak only as of the date of the making of such statements.


General

     The Company is a registered securities broker/dealer which provides its customers with computerized access to securities price information and enables its customers to transmit buy and sell orders for execution. The Company also operates an electronic communications network, the ATTAIN ECN, on which subscribers may post bids and offers for OTC securities. Substantially all of the Company's revenues to date have been derived from commissions on customer transactions. In fiscal 1995, the Company temporarily substantially discontinued dealing with retail customers and its principals concentrated on market making activities in an affiliated company, Domestic Securities, Inc. ("DSI"), due to regulatory changes. DSI competed on the basis of price rather than the more traditional practice of buying order flow. In fiscal 1996, the Company's principals returned their focus to All-Tech and its brokerage business. The Company's ATTAIN ECN began to generate revenues in February 1998 and is expected to become a significant source of revenues.


Results of Operations

     The following table sets forth, for the periods indicated, the percentage of revenues represented by the items reflected in the Company's Statement of Operations.

                                                                                          Nine Months Ended March
                                                          Years Ended June 30,                      31,
                                                 --------------------------------------   -----------------------
                                                     1995          1996         1997         1997         1998
                                                 ------------   ----------   ----------   ----------   ----------
Revenues:
 Brokerage commissions and fees ..............        95.4%         97.4%        96.8%        94.8%        94.5%
 Trading gains (losses) ......................         3.9           0.6          0.8          1.2        ( 1.1)
 ECN fees ....................................         0.0           0.0          0.0          0.0          3.3
 Other .......................................         0.7           2.0          2.4          4.0          3.3
                                                     -----         -----        -----        -----        -----
Total Revenues ...............................       100.0         100.0        100.0        100.0        100.0
                                                     -----         -----        -----        -----        -----
Costs and Expenses:
 Cost of services ............................        50.4          47.1         45.5         43.0         42.5
 Technology development ......................         1.5           1.9          2.3          2.0          2.6
 Selling, general and
   administrative expenses ...................        48.5          38.7         42.2         35.3         52.1
                                                     -----         -----        -----        -----        -----
Total Costs and Expenses .....................       100.4          87.7         90.0         80.3         97.2
                                                     -----         -----        -----        -----        -----
Income (loss) before
 provision for income taxes ..................       ( 0.4)         12.3         10.0         19.7          2.8
Provision (benefit) for income taxes .........       ( 0.3)          5.5          4.2          5.1           .7
                                                     -----         -----        -----        -----        -----
Net income (loss) ............................       ( 0.1)%         6.8%         5.8%        14.6%         2.1%
                                                     =====         =====        =====        =====        =====

Nine Months Ended March 31, 1998 Compared to Nine Months Ended March 31, 1997

     Revenues. Total revenues increased approximately $1.2 million or 10.1% to $13.1 million for the nine months ended March 31, 1998 from $11.9 million for the nine months ended March 31, 1997. This increase resulted primarily from an increase in brokerage commissions and fees and fees of approximately $.4 million from the Company's ATTAIN ECN which the Company commenced operating on February 17, 1998, offset by trading losses of approximately $.3 million. The Company believes that it has established adequate doubtful account reserves for non-collection of ECN fees receivable. Since the Company has very limited actual experience on which to base the amount of doubtful account reserve, there can be no assurance that such reserve will be sufficient. Brokerage commissions and fees increased approximately $1.1 million or 10% to $12.4 million for the nine months ended March 31, 1998, from $11.3 million for the same period in fiscal 1997. The increase in brokerage commissions and fees resulted primarily from an increase in the number of customer transactions processed by the Company. Customer transactions for the nine months ended March 31, 1998 were approximately 539,000 compared to 472,000 for the comparable period in fiscal 1997, an increase of 14%. Average commissions per transaction declined from $23.88 for the nine months ended March 31, 1997, to $ 23.05 for the same period in fiscal 1998. Trading revenue declined approximately $286,000 or 206% from $139,000 for the nine months ended March 31, 1997 to $(147,000) for the nine months ended March 31, 1998.

     Cost of Services. Cost of services increased approximately $.5 million or 10% to $5.6 million for the nine months ended March 31, 1998 from $5.1 million for the comparable period in fiscal 1997. This increase is primarily attributable to the increase in customer transactions processed in the nine months ended March 31, 1998 and to the increase in lower margin customer transactions generated by the branch offices.

     Technology Development. Technology development costs increased approximately $112,000 or 48% to $344,000 for the nine months ended March 31, 1998, from $232,000 for the comparable period in fiscal 1997. This increase is primarily attributable to the hiring of additional personnel to enhance, improve and maintain the Company's extensive data processing activities and the ATTAIN trading system and ECN software.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased approximately $2.6 million or 62% to $6.8 million for the nine months ended March 31, 1998 from $4.2 million for the comparable period in fiscal 1997. The increase was attributable to increases in salaries and related costs, communication expenses, data processing costs, professional fees, marketing, and other general office, occupancy and operating expenses including expenses resulting from the opening of additional branch offices. These increases in selling, general and administrative expenses were a result of the Company's continuing efforts to enable itself to handle increases in volume and future increased growth.

     Provision for Income Taxes. Provision for income taxes represents the expense recognized by the Company for federal and state income taxes at an effective rate of 23% for the nine months ended March 31, 1998, and 26% for the comparable period in fiscal 1997. Provision for income taxes decreased approximately $526,000 or 86% to $84,000 for the nine months ended March 31, 1998 from $610,000 for the nine months ended March 31, 1997.

     Net Income. Net income decreased approximately $1.4 million or 82% to $.3 million for the nine months ended March 31, 1998 from $1.7 million for the nine months ended March 31, 1997.


Year Ended June 30, 1997 Compared to Year Ended June 30, 1996

     Revenues. Total revenues increased approximately $5.0 million or 45% to $16.1 million for the year ended June 30, 1997 from $11.1 million for the year ended June 30, 1996. Brokerage commissions and fees increased 44% to $15.5 million for the year ended June 30, 1997 from $10.8 million for fiscal 1996. The increase in brokerage commissions and fees resulted primarily from an increase in the number of customer transactions processed by the Company. The Company processed approximately 653,000 customer transactions for the year ended June 30, 1997, compared to 444,000 for fiscal 1996, or an increase of 47%. Average commissions per transaction declined from $24.32 for the year ended June 30, 1996, to $23.79 for fiscal 1997.

     Cost of Services. Cost of services increased approximately $2.1 million or 40% to $7.3 million in fiscal 1997 from $5.2 million in fiscal 1996. The increase in cost of services is attributable to an increase in customer transactions processed by the Company.

     Technology Development. Technology development costs increased approximately $157,000 or 75% to $366,000 in fiscal 1997 from $209,000 in fiscal 1996. This increase is primarily attributable to the hiring of additional personnel to enhance, improve and maintain the Company's data processing activities and ATTAIN trading system and ECN software.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased approximately $2.5 million or 58% to $6.8 million in fiscal 1997 from $4.3 million in fiscal 1996. This increase was attributable to increases in general salaries and related costs, officers' salaries, communication expenses, data processing costs, professional fees, marketing, and other general office, occupancy and operating expenses and expenses related to additional branch offices.

     Provision for Income Taxes. Provision for income taxes represents the expense recognized by the Company for federal and state income taxes at an effective rate of 41% for fiscal 1997 and 45% for fiscal 1996. Provision for income taxes increased approximately $55,000 or 9.0% to $665,000 for the year ended June 30, 1997 from $610,000 for the year ended June 30, 1996.

     Net Income. Net income increased approximately $186,000 or 25% to $937,000 for fiscal 1997 from $751,000 for fiscal 1996.


Year Ended June 30, 1996 Compared to Year Ended June 30, 1995

     Revenues. Total revenues increased approximately $8.1 million to $11.1 million for the year ended June 30, 1996 from $3.0 million for the year ended June 30, 1995. Brokerage commissions and fees increased approximately $8.0 million to $10.8 million in fiscal 1996 from $2.8 million in fiscal 1995. This increase in brokerage commissions and fees in fiscal 1996 is primarily attributable to the resumption of active retail brokerage services. In fiscal 1995 the Company temporarily discontinued its retail brokerage business due to regulatory changes in the rules governing SOES trading.

     Cost of Services. Cost of services increased approximately $3.7 million or 247% to $5.2 million in fiscal 1996 from $1.5 million in fiscal 1995. The increase in cost of services is attributable to an overall increase in customer transactions processed by the Company due to the resumption of active retail brokerage activities in fiscal 1996.

     Technology Development. Technology development costs increased approximately $166,000 or 386% to $209,000 in fiscal 1996 from $43,000 in fiscal 1995. This increase was primarily attributable to the hiring of additional personnel to enhance, improve and maintain the Company's continuously expanding data processing operations.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased approximately $2.9 million or 207% to $4.3 million in fiscal 1996 from $1.4 million in fiscal 1995. The increase was attributable to increases in general salaries and related costs, officers' salaries, communication expenses, data processing costs, professional fees and other general office and operating expenses. These increases in selling, general and administrative expenses were the result of the resumption of retail brokerage activities in fiscal 1996.

     Provision (Benefit) for Income Taxes. Provision for income taxes represents the expense recognized by the Company for federal and state income taxes at an effective rate of 45% for fiscal 1996 and 0% for fiscal 1995. Provision (benefit) for income taxes increased approximately $617,000 to $610,000 for the year ended June 30, 1996 from ($7,000) for the year ended June 30, 1995.

     Net Income (Loss). Net income (loss) increased approximately $754,000 to $751,000 for fiscal 1996 from ($3,000) for fiscal 1995.

Quarterly Results

     The following table sets forth certain unaudited quarterly financial data for the seven quarters ended March 31, 1998. In the opinion of the Company's management, this unaudited information has been prepared on the same basis as the audited financial statements contained herein and includes all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth therein when read in conjunction with the Financial Statements and Notes thereto. The operating results for any quarter are not necessarily indicative of results for any future period.

                                              Three Months Ended
                                  September 30,    December 31,    March 31,
                                       1996            1996           1997
                                 ---------------  --------------  -----------
                                                (In thousands)
Revenues:
 Brokerage commissions
  and fees ....................     $  3,152         $  3,946       $ 4,168
 Trading gains (losses) .......           77              204          (142)
 ECN fees .....................           --               --            --
 Other ........................           79              225           177
                                    --------         --------       -------
  Total revenues ..............        3,308            4,375         4,203
                                    --------         --------       -------
Costs and expenses:
 Cost of services .............        1,420            1,857         1,840
 Technology
  development .................           77               78            76
 Selling, general and
  administrative expenses                728            1,398         2,075
                                    --------         --------       -------
  Total costs and expenses             2,225            3,333         3,991
                                    --------         --------       -------
Income (loss) before
 provision for income
 taxes ........................        1,083            1,042           212
Provision (benefit) for
 income taxes .................          305              305            --
                                    --------         --------       -------
Net income (loss) .............     $    778         $    737       $   212
                                    ========         ========       =======

                                       As a Percentage of Total Revenues
                                 ----------------------------------------------
Revenues:
 Brokerage commissions
  and fees ....................         95.3%            90.2%         99.2%
 Trading gains (losses) .......          2.3              4.7         ( 3.4)
 ECN fees .....................           --               --            --
 Other ........................          2.4              5.1           4.2
                                 -----------         --------       -------
  Total revenues ..............        100.0            100.0         100.0
                                 -----------         --------       -------
Costs and expenses:
 Cost of services .............         42.9             42.4          43.8
 Technology development .......          2.4              1.8           1.8
 Selling, general and
  administrative expenses               22.0             32.0          49.4
                                 -----------         --------       -------
  Total costs and expenses              67.3             76.2          95.0
                                 -----------         --------       -------
Income (loss) before
 provision for income
 taxes ........................         32.7             23.8           5.0
Provision (benefit) for
 income taxes .................          9.2              7.0            --
                                 -----------         --------       -------
Net income (loss) .............         23.5%            16.8%          5.0%
                                 ===========         ========       =======

                                                     Three Months Ended
                                   June 30,     September 30,    December 31,     March 31,
                                     1997            1997            1997           1998
                                 ------------  ---------------  --------------  ------------
                                                       (In thousands)
Revenues:
 Brokerage commissions
  and fees ....................   $  4,277        $  4,041         $ 4,518        $  3,864
 Trading gains (losses) .......        (6)              68             (34)           (181)
 ECN fees .....................         --              --              --             434
 Other ........................        (94)            176             260               3
                                  ----------      --------         -------        --------
  Total revenues ..............      4,177           4,285           4,744           4,120
                                  ----------      --------         -------        --------
Costs and expenses:
 Cost of services .............      2,190           1,755           1,705           2,125
 Technology
  development .................        134             121             129              95
 Selling, general and
  administrative expenses            2,588           2,074           2,457           2,324
                                  ----------      --------         -------        --------
  Total costs and expenses           4,912           3,950           4,291           4,544
                                  ----------      --------         -------        --------
Income (loss) before
 provision for income
 taxes ........................       (735)            335             453            (424)
Provision (benefit) for
 income taxes .................         55              80              92             (88)
                                  ----------      --------         -------        --------
Net income (loss) .............   $   (790)       $    255         $   361        $   (336)
                                  ==========      ========         =======        ========
Revenues:
 Brokerage commissions
  and fees ....................      102.4%           94.3%           95.2%           93.8%
 Trading gains (losses) .......      ( 0.2)            1.6           ( 0.7)          ( 4.4)
 ECN fees .....................         --              --              --            10.5
 Other ........................      ( 2.2)            4.1             5.5              .1
                                  ----------      --------         -------        --------
  Total revenues ..............      100.0           100.0           100.0           100.0
                                  ----------      --------         -------        --------
Costs and expenses:
 Cost of services .............       52.4            41.0            35.9            51.6
 Technology development .......        3.2             2.8             2.7             2.3
 Selling, general and
  administrative expenses             62.0            48.4            51.8            56.4
                                  ----------      --------         -------        --------
  Total costs and expenses           117.6            92.2            90.4           110.3
                                  ----------      --------         -------        --------
Income (loss) before
 provision for income
 taxes ........................      (17.6)            7.8             9.6           (10.3)
Provision (benefit) for
 income taxes .................        1.3             1.9             2.0           ( 2.1)
                                  ----------      --------         -------        --------
Net income (loss) .............      (18.9)%           5.9%            7.6%          ( 8.2)%
                                  ==========      ========         =======        ========

     The Company expects to experience significant fluctuations in future quarterly operating results that may be caused by many factors, including, but not limited to, the timing of introductions of enhancements to financial services and products offered by the Company or its competitors; market acceptance of financial services and products; changes in transaction volume on the securities markets; trends in the securities markets; domestic and international regulation of the brokerage industry; changes in pricing policies by the Company or its competitors; changes in strategy; the success of or costs associated with acquisitions or other strategic relationships; changes in key personnel; seasonal trends; the extent of expansion; the mix of sales; changes in the level of operating expenses to support projected growth; and general economic conditions. Due to the foregoing factors, quarterly revenues and operating results are difficult to forecast, and the Company believes that period-to-period comparisons of its operating results will not necessarily be meaningful and should not be relied upon as an indication of future performance. It is likely that the Company's future quarterly operating results from time to time will not meet the expectations of securities analysts or investors, which may have an adverse effect on the market price of the Company's Common Stock and the Warrants.

     The securities industry is subject to extensive regulation under federal, state and applicable international laws. As a result, the Company is required to comply with many complex laws and rules and its ability to do so is dependent in large part upon the establishment and maintenance of a qualified compliance system. See "Risk Factors--Securities Regulation in General."


Liquidity and Capital Resources

     The Company has financed its activities in the periods discussed above from cash provided by operations. The Company currently anticipates that its available cash resources from operations and the net proceeds of this Offering will be sufficient to meet its presently anticipated working capital and capital expenditure requirements for at least the next 12 months.

     Cash provided by operating activities was $257,000 for the nine months ended March 31, 1998, compared to $2,185,000 for the nine months ended March 31, 1997. This decrease in cash provided by operating activities of $1,928,000 was primarily attributable to a decrease in net income of $1,446,000, and a net increase in operating assets over liabilities of $621,000, offset by an increase in depreciation of $139,000.

     Cash provided by operating activities was $1,312,000 for the year ended June 30, 1997, compared to $195,000 for the year ended June 30, 1996. This increase in cash provided by operating activities of $1,117,000 was primarily attributable to an increase in net income of $187,000, a net decrease in operating assets over liabilities of $851,000, an increase in depreciation of $35,000 and a non-cash charge for abandoned equipment of $44,000.

     Cash provided by operating activities was $195,000 for the year ended June 30, 1996 compared to $1,000 for the year ended June 30, 1995. This increase in cash provided by operating activities of $194,000 was primar-ily attributable to an increase in net income of $754,000 and an increase in operating assets over liabilities of $569,000, offset by an increase in depreciation of $9,000.

     Cash used by investing activities was $283,000 for the nine months ended March 31, 1998, compared to $243,000 for the nine months ended March 31, 1997. Cash used in investing activities for the years ended June 30, 1997, 1996 and 1995 was $381,000, $43,000 and $97,000, respectively. Cash used in investing activities is attributable to purchases of property and equipment.

     Cash used by financing activities was $12,000 for the nine months ended March 31, 1998, compared to $694,000 for the nine months ended March 31, 1997. This decrease in cash used is primarily attributable to decreased loan activities with the Company's parent, affiliate and related parties during 1998, offset by deferred offering costs in 1998.

     Cash used in financing activities was $466,000 in fiscal 1997, an increase from $12,000 in fiscal 1996. This increase is primarily attributable to dividends paid of $1,350,000 and a net repayment of a loan to the parent in the amount of $900,000.

     Cash used in financing activities was $12,000 in fiscal 1996, an increase from cash provided of $49,000 in fiscal 1995. This increase is primarily attributable to decreased loan activity.


Recently Issued Accounting Standards

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Since the Company intends to set the exercise price of the Company's employee stock options to be granted prior to this Offering equal to the market price of the underlying stock on the date of grant, no compensation expense will be recognized.

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). The new rules are effective for both interim and annual financial statements for the periods ending after December 15, 1997. SFAS 128 supersedes APB No. 15 to conform earnings per share with international standards as well as to simplify the complexity of the computation under APB No. 15. The previous primary earnings per share ("EPS") calculation is replaced with a basic EPS calculation. The basic EPS differs from the primary EPS calculation in that the basic EPS does not include any potentially dilutive securities. Fully dilutive EPS is replaced with diluted EPS and should be disclosed regardless of dilutive impact to basic EPS. Accordingly, the Company has adopted SFAS 128 effective December 31, 1997.

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This statement, which is effective for fiscal years beginning after December 15, 1997, expands or modifies disclosures and should have no impact on the Company's financial position, results of operations or cash flows.


Year 2000

     The Company's review of its own operating systems does not indicate any Year 2000 problems. However, the Company is highly dependent on third party vendors. Failures and interruptions, if any, resulting from the inability of certain computing systems of third party vendors, including the Company's clearing broker to recognize the Year 2000 could have material adverse effect on the Company's results of operations. There can be no assurance that the Year 2000 issue can be resolved by any of such third parties prior to the upcoming change in the century. Although the Company may incur substantial costs, particularly costs resulting from charges by its third party service providers, in correcting Year 2000 issues, such costs are not sufficiently certain to estimate at this time.


Trends

     The Company anticipates that its average commission per customer transaction will continue to decline in order to remain competitive.

                                   BUSINESS


     The following discussion of the Company's business contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this Prospectus.


Overview

     All-Tech, through its proprietary ATTAIN trading system software, provides its customers with real-time computerized access to comprehensive price information for OTC securities traded on Nasdaq and securities traded on various national and regional exchanges, and enables its customers to instantaneously transmit buy and sell orders for execution. All-Tech also provides its customers with discounted commissions, electronic reports regarding the customer's orders and account status, customizable display screens, analytical modeling tools and news media reports. The Company has also developed and commenced operation of its ATTAIN ECN, an electronic communications network ("ECN"). ECNs provide investors an alternative trading system to traditional Nasdaq trading. Through the ATTAIN trading system, subscribers can directly place buy and sell orders for Nasdaq traded stocks. Matching orders are paired off and the trade is executed by the ATTAIN ECN. Additionally, the best bid and offer in each Security which is placed on the ATTAIN ECN will be displayed automatically and dynamically on a real-time basis on Nasdaq along with market maker quotations. The ATTAIN trading system permits the customer to eliminate the need to have the customer's order placed through a market maker, therefore eliminating the market maker and the costs associated with such market maker.

     The Company's services are primarily utilized by self-directed traders who engage in "day trading." Day traders engage in the buying and selling of securities many times during the course of a day based on short-term price volatility. They typically close out all open positions by the end of the day in order to manage risk when the markets are closed. Frequently, a position may be closed within minutes of the initial purchase or sale. All-Tech has over 1,500 active customers. The Company's average aggregate customer transaction volume has ranged between 2,500 and 3,000 trades per trading day for the last 12 months. All-Tech's customers can access All-Tech's ATTAIN trading system at All-Tech's main office, at one of its 18 branch offices or in their homes or offices through a computer connected to the ATTAIN trading system via dedicated telephone lines or the Internet.

     All-Tech's objectives are to become the leading provider of electronic brokerage services to self-directed traders and investors and to expand the range of services and business activities engaged in by the Company. The Company's strategy to accomplish its objectives includes (i) enhancing awareness of the Company's ATTAIN trading system and ATTAIN ECN through marketing and advertising, (ii) expanding its customer base through an aggressive marketing campaign, opening additional branch offices and expanding services to attract less active traders, (iii) analyzing and exploring opportunities to commence new business activities, including self-clearing, electronic trading of financial instruments other than stocks and options, underwriting securities offerings, and other traditional investment banking and merchant banking activities, and
(iv) pursuing opportunities to offer the Company's services internationally through use of the Internet and telecommunications systems.


Regulatory Background and Development of Active Electronic Trading

     The National Association of Securities Dealers Automated Quotations System was developed by Harris Corporation and commenced operating in the early 1970s. For the first time there was a uniform public display of over-the-counter securities prices. This ability to discover prices is called transparency. Several years later the National Association of Securities Dealers, Inc. (the "NASD") purchased this system from Harris. Today, Nasdaq provides a dynamic display of quotes from both market makers (broker/dealers which agree to continuously buy and sell securities at their posted prices) and ECNs (electronic trading systems which display bids to buy and offers to sell Nasdaq securities received from subscribers of the ECN and which match bids and offers for the same security at the same price).

     In 1984, Nasdaq developed the Small Order Execution System ("SOES"). SOES is a computerized, order execution system which automatically executes small retail orders to buy or sell securities against market makers quoting the best price available. Each market maker is required to execute orders received, up to the size of its quotation, while that quotation is outstanding (the "Firm Quote Rule", a violation of which is called "backing away"). During the market break of October 1987, many Nasdaq market makers informally withdrew from their markets by refusing to answer the telephone. In the illiquid Nasdaq market which resulted, prices then declined precipitously as customers were left with no way to obtain execution of their orders.

     Following a number of governmental studies of the problem, the NASD required market maker participation in SOES. Market makers could no longer back away because they would receive up to five automatic executions of up to 1,000 shares each. At about the same time All-Tech began to utilize SOES to execute customer orders. The sudden receipt by market makers of these executed orders upset them because they could no longer engage in backing away. The market makers pressured the NASD to eliminate SOES trading, and for several years the Company and other firms utilizing SOES in this manner were subjected to the highest level of scrutiny by the NASD. As a result, the NASD found that the Company had violated certain SOES rules and imposed fines and the NASD suspended the Company from utilizing SOES for seven months in 1988. Additionally, as a result of market maker pressure, the NASD adopted rules designed to severely curtail active trading on SOES. These rules negatively impacted the Company's earnings in the fiscal years ended June 30, 1992 through 1994 by causing the Company to incur significant legal expenditures in connection with its legal battles with the NASD and in the fiscal year ended June 30, 1995, by substantially reducing the number of shares which could be traded via SOES.

     The Company and its principals opposed entrenched industry interests and undertook to enhance the Company's business outlook by bringing pressure to bear to level the playing field for public investors, which the Company believed would encourage them to risk becoming active traders. In 1996, the United States Department of Justice ("DOJ") and the SEC entered into agreements with 24 major market makers and with the NASD, respectively. The DOJ and SEC concluded that these market makers had colluded to fix prices and maintain artificially wide spreads in the over-the-counter market and found that the NASD had, at the urging of market makers, subjected firms such as the Company to disparate treatment, to their detriment.

     In 1996, the SEC adopted rules which brought about sweeping changes in the structure of the over-the-counter market and were very beneficial for the Company and its customers, as well as to public companies and their shareholders. These rules, known as the Order Handling Rules, permitted the creation and operation of electronic communication networks (ECNs). The Order Handling Rules require market makers to display certain limit orders in their quotations or to send those orders to an ECN for display. The increased regulatory emphasis on enforcing compliance with the duty of brokers to obtain the best execution for their customers has fostered the growing importance of ECNs, which provide an ever-increasing source of liquidity (having a ready market to buy or sell stock) in the over-the-counter market. See "--Government Regulation."

     The growth in importance of the ECNs reduces the reliance of the market on quotes from market makers, who continue to lobby the NASD, the SEC and the Congress for ways to reduce their Firm Quote Rule obligations.

Applicable Nasdaq Rules

     Active trading is dependent upon liquidity -- the ability to buy or sell stock at any given time. Until recently, this liquidity was primarily provided by Nasdaq and an alternative trading system called Instinet. Both systems display quoted bid and ask prices for stock and have automatic execution capacity. However, the liquidity on Instinet is available only to institutional customers and certain brokerage firms. In addition, until recently, liquidity on Nasdaq was defined by certain SOES rules, and was either 1,000, 500 or 200 shares, depending on the trading characteristics of each particular stock. Thus, active electronic traders generally traded the most highly capitalized stocks with high trading volume, the Nasdaq 100, trading at least 1,000 shares at a time (the maximum permitted by applicable SOES rules). When active electronic trading was first popularized, each market maker was obligated for five trades of 1,000 shares each at its posted bid or ask quote (the number regulatory officials thought necessary after the 1987 market break). As a result of pressure by market makers, that number of trades has been brought down to two trades of 1,000 shares each, and for 150 Nasdaq selected stocks, market makers are obligated to trade only 100 shares at their posted quote before being given 17 seconds to change that quote. Since the adoption of the Order Handling Rules, ECNs have provided an increasing share of liquidity to the public, lessening, to a certain extent, dependence on market maker quotations. Simultaneously, market makers have continued to press their case to be able to quote all stocks for as little as 100 shares and at their urging the NASD has submitted a rule proposal to the SEC for its approval to accomplish this goal.


Services

     The Company's services are offered to its customers through its proprietary trading system, ATTAIN, which was designed to serve the person actively trading his or her own account. Customers can trade securities at All- Tech's main office, at one of its 18 nationwide branch offices, or from their home or office "remotely."


     The ATTAIN Trading System

     Trading. The Company's proprietary ATTAIN trading system is a fully automated system by which a customer can transmit an order for exchange listed or OTC stocks and for equity and index options to the Company for execution. Through the ATTAIN trading system, the customer can place a long or short, market or limit order (good til canceled, day or limited time period). The Company then, through the ATTAIN trading system, instantaneously reviews the order for compliance with regulatory, margin and risk management guidelines, transmits the order to the customer selected marketplace for execution and immediately and dynamically notifies the customer of the status of that order, as well as of the customer's account generally.

     With just three mouse clicks a customer can place an order to buy or sell a security. In a fraction of a second the order is sent to the marketplace chosen by the customer--a Nasdaq electronic trading system, an ECN such as ATTAIN or a stock exchange. Because All-Tech's customers generally choose a marketplace with automatic execution capacity, the execution frequently takes place within several seconds. The customer electronically receives immediate confirmation of the trade execution.

     Executions through the ATTAIN trading system always take place at the price and on the market the customer, not the Company, deems best. The Company does not participate in payment for order flow arrangements. Broker/dealers that participate in payment for order flow arrangements receive a per share fee for all orders sent to a particular market maker. The Company believes that the sale of its customers' orders for a fee would represent a conflict of interest and influence the choice of where these orders are sent, perhaps not in the customer's best interest. All-Tech's customers therefore frequently receive price improvement (executions at better than the National Best Bid/Offer ("NBBO" or "inside price")).

     The ATTAIN trading system was developed for the active, self-directed trader. However, the Company intends to adapt the ATTAIN trading system for use by less active investors who wish to avail themselves of a point and click system for their occasional trades. All-Tech can provide an easy to use graphical interface used via the Internet. Although active traders generally purchase dedicated telecommunications service for the communication of their orders, the service is available through the Internet as well.

     All-Tech continually makes improvements to its ATTAIN trading system, adding features and additional instruments to trade, such as exchange traded index options, and additional information to assist them with their trading decisions. All-Tech's goal is to enable investors everywhere to trade any instrument traded on any marketplace in the world and to make the financial markets readily accessible anywhere, anytime they are open.

     Market Information. The Company currently purchases quotation information and news through PC Quote and other vendors. All on-site customers receive, free of charge, real-time, dynamically updated information regarding the inside prices for all securities. Some of the Company's well-known on-line competitors require the customer to wait until an order is placed to receive such information. All-Tech believes the customer cannot intelligently place an order without this information. Customers who trade at All-Tech's main office or one of its branch offices receive at no charge, on ATTAIN's easy to use point and click system, detailed real-time, dynamically updated information regarding all quotations of all market makers in OTC securities, as well as trade data, a ticker of trades effected by All-Tech for its customers, all bid and offer quotations in the ATTAIN ECN, news, and real-time analytic charts and graphs. Remote customers must pay $250 monthly for such service plus an additional charge for news, but high volume traders receive rebates which can eliminate such charge.

     Account Information. Through the ATTAIN trading system, each All-Tech customer can receive, on a continuous basis, account information setting forth all open positions and, on an intra-day basis, realized and unrealized profit and loss. In addition to screen displays of account activity and profit and loss, active customers receive a daily printout of trade confirmations and buying power, and receive detailed monthly statements.

     Account Security. All-Tech utilizes a combination of proprietary and industry standard security measures to protect customers assets. Customers are assigned unique account numbers and user identifications and select their own passwords that must be used each time they log on to the ATTAIN trading system. The Company relies on encryption and authentication technology, including technology licensed from Check Point Software Technologies Ltd., to provide the security and authentication necessary to effect the secure exchange of information. In addition, the Company uses secure socket layer technology for data encryption (the system will permit communications only from recognized account sources) to protect the ATTAIN trading system. A second level of password protection must be used prior to order placement. Telephone transactions are secured through a personal identification number.

     The ATTAIN ECN

     All-Tech's proprietary ATTAIN ECN is a system by which subscribers (broker/dealers) can post bids and offers expressing their customer's trading interest in a particular over-the-counter security. The best bid and offer for each security is posted on Nasdaq. Customers frequently utilize the ATTAIN ECN to post a new "inside" buy or sell order (at a price better than the current
NBBO) on Nasdaq and thereby attract any party interested in buying or selling at that price. All-Tech attracts customers by offering its ATTAIN ECN service free of charge to All-Tech accounts. Subscribers of the ATTAIN ECN are charged from $1.00 per transaction to $.015 per share for using the ATTAIN ECN. Non-subscribers who access the ATTAIN ECN through Nasdaq are charged $.015 per share for each executed order. All-Tech has recognized approximately $434,000 in revenues through March 31, 1998, from the operation of the ATTAIN ECN since it commenced operating in February 1998.

     Controversy as well as competitive pressures exist regarding the fees charged by various ECNs to non-subscribers and All-Tech may not continue to charge its current rates. The Company has experienced some resistance and delay in collecting these fees. All-Tech intends to pursue vigorously its legal remedies to enforce such collection. A reduction in rates unaccompanied by a rise in non-subscriber usage would negatively impact ATTAIN ECN revenues. Additionally, Nasdaq itself has proposed that it be permitted to operate a limit order book (essentially an ECN). Should this proposal be adopted and Nasdaq offer a low-cost alternative to privately operated ECNs on which substantial numbers of limit orders were reflected, this could have a negative competitive impact on the ATTAIN ECN. There can be no assurance whether such proposal will be approved and, if approved, when Nasdaq' s ECN might become operational. This proposal is vigorously opposed by a number of industry participants, including All-Tech, as potentially anti-competitive. There can be no assurance as to when, if at all, such proposal will be approved by the SEC.
See "--Government Regulation."


Branch Offices

     The Company conducts retail business at its 18 branch offices located throughout the United States. Each branch office is managed by one or more branch managers, who are employees of the Company. In general, branch managers pay a one-time, non-refundable, negotiated fee for the opportunity to manage a branch.

Proprietary Trading

     All-Tech engages in trading for its own account, primarily utilizing the ATTAIN ECN. All-Tech has recently entered into a joint back office arrangement with Southwest Securities, Inc. ("Southwest"), its clearing firm, pursuant to which All-Tech has become a shareholder of Southwest and is therefore entitled to utilize the capital of Southwest in its trading operations. The agreements with Southwest will permit All-Tech to trade the Company's proprietary account utilizing 10 to 1 margin, rather than the 2 to 1 margin generally mandated by federal regulation. All-Tech also acts as a market maker in a limited number of securities.

All-Tech's Strategy

     The Company's objective is to maintain a leadership position in the electronic trading industry and to increase the range of the Company's business activities. The key elements of the Company's strategy to accomplish this objective include:

   (1) Enhancing awareness of the Company's identity and its ATTAIN trading system and ATTAIN ECN services through a significant advertising and marketing campaign;

   (2) Expanding the customer base through an aggressive marketing campaign, the opening of additional branch offices and attracting less active traders through aggressive promotion of the Company as an electronic trading company which provides many additional profit enhancing features for average investors;

   (3) Broadening the range of the Company's activities. The Company is analyzing a number of business options which it could pursue, such as self-clearing (which would substantially reduce the cost of effecting trades for customers as well as enable the Company to earn interest on the customer funds deposited with it), underwriting, investment banking, merchant banking, entering additional domestic and foreign markets and promoting electronic trading on exchanges and in instruments other than stocks, general retail business, market data vending and market making; and

   (4) Expanding internationally by obtaining permission to offer brokerage services around the world, utilizing Internet or private telecommunications systems.

     The Company's strategy will require substantial investment of time and money by the Company. The Company's ability to engage in business is regulated by the terms of its NASD membership agreement. There can be no assurance that the Company will obtain any necessary NASD, SEC or other regulatory approvals to engage in new activities or undertake any new activities or that any new activities can be accomplished or will be successful.

Future Growth and Development

     The Company is considering engaging in a number of new financial activities. The Company is currently having discussions with various parties regarding alternative trading systems for instruments other than corporate securities. It is All-Tech's view that there is a need on the part of traders to trade instruments which are not popular trading vehicles at present, to mine a new resource.

     The Company is also considering self-clearing, an activity from which the Company would expect to earn interest revenues from margin borrowing. Significant start-up expenses would be incurred in commencing any of such activities. There can be no assurance that any of such activities will be commenced or, if commenced, will be operated profitably.

Strategic Relationships

     The Company has a number of relationships with third party vendors which are essential to the operation of its business. All-Tech clears on a fully disclosed basis through Southwest, a large regional brokerage firm, pursuant to a written clearing agreement. The Company enjoys a good relationship with Southwest, which also offers its correspondents connection to All-Tech's ATTAIN ECN. While alternative clearing firms are available at competitive rates, there can be no assurance that All-Tech would achieve the same level of credit availability, financial security or service with another firm.

     The Company obtains quotation information from PC Quote, which in turn obtains its quotations from exchanges and Nasdaq. While the Company is satisfied with its service from PC Quote, it has been publicly reported that PC Quote has been experiencing severe financing difficulties. Any interruption in quotation service would materially adversely affect the Company. There can be no assurance that PC Quote will not continue to experience such difficulties or that they will continue to offer their quotation service. The Company has arranged back-up quotation service from Standard & Poor's Comstock, and is developing its own back-up service directly from Nasdaq.

     The Company utilizes the news service of Dow Jones & Company, Inc. ("Dow Jones"), which recently has been offered for sale by its current owner. If Dow Jones is sold there can be no assurance that service prices and/or reliability will remain the same for service currently provided by Dow Jones. The Company also utilizes the services of Nasdaq. Nasdaq has experienced operating problems in the past and there can be no assurance that such problems will not worsen or that rates will not be increased. The Company's success also depends on its ability to obtain for itself and its customers access to a breadth of quality and comprehensive real-time and historical financial market data from vendors whose products are technically compatible with the Company's ATTAIN trading system software and its future products and services. The Company believes that satisfactory alternative arrangements are available from other firms, but there can be no assurance that the terms or level of service would be as satisfactory.

     The Company subscribes to the Island and Archipelago ECNs. Instinet has not permitted the Company to subscribe to its services. Instinet is currently the largest ECN (responsible for over 15% of Nasdaq trading and a greater percentage of trading in the largest, most actively traded Nasdaq stocks). Instinet executions can be more economically advantageous to its subscribers than to non-subscribers who access Instinet through Nasdaq's SelectNet system. The Company's business has been negatively affected by the inability to offer Instinet to its subscribers; therefore, the Company has commenced, together with an affiliated company, an arbitration against Instinet for wrongful denial of service in violation of federal and state law and NASD rules. The Company is seeking access to Instinet service, as well as monetary damages. There can be no assurance that the Company will be successful in its arbitration or that it will obtain Instinet service. A failure to obtain such service would continue to have a material adverse effect on the Company's business, financial condition and results of operations.

Risk Management

     The Company has established various policies and procedures to manage its exposure to risk. The Company closely monitors its core business, which consists of servicing active day traders and operating its ATTAIN ECN. Specifically, the Company requires each day trading customer to open his or her day trading account with a minimum balance of $50,000. In addition, the Company monitors each of its customers via computer analysis to assess the risk of each trade and the customer's overall account position. The Company takes appropriate steps with respect to customers who appear to hold overly concentrated or risky positions, including limiting or rejecting undercapitalized trades or requiring a customer to close out a position or liquidate securities.

     Although the Company has established certain risk policies and procedures, there can be no assurance that such procedures will prevent or substantially limit all losses to the Company. In addition, if the Company diversifies its activities following completion of the Offering, as it intends to do, the Company will become subject to new risk management concerns. The Company may be required to incur substantial expenditures and to implement significant management controls to address such new risk management concerns.

     Similar to other broker/dealers, the Company faces operating, principal and credit risks. Operating risk arises out of the daily conduct of the Company's business and relates to the possibility that one or more of the Company's personnel could cause the Company to engage in imprudent business activities. Principal risk relates to the fact that the Company holds securities that are subject to changes in value and could result in the Company incurring material losses. Credit risk occurs because the Company guarantees credit extended through its clearing broker to various of its customers in the form of margin loans, activities which constitute normal industry practice.

     All-Tech also engages in trading for its own account, primarily utilizing the ATTAIN ECN. Pursuant to a joint back office arrangement, the Company is permitted to utilize the capital of Southwest, its clearing firm, in its trading operations. The monetary risks associated with proprietary trading are managed through real-time monitoring of the amount and types of securities held from time to time by the Company and limiting the exposure to any one investment or type of investment. These risks are monitored both by the Company's own operations personnel and by the Company's clearing broker. See "Business--Proprietary Trading."

Sales and Marketing

     The Company markets its services directly, through its own sales personnel, and on its Website at www.attain.com. All-Tech advertises in national and regional print and radio and television media. The Company intends to increase its sales and marketing expenditures and efforts following the completion of the Offering.

     The most significant source of customers for the Company has been the All-Tech Training Group, Inc. ("ATTG") day trading training program. ATTG is an affiliate of the Company and a wholly-owned subsidiary of Rushmore. Rushmore, a principal shareholder of the Company and a Selling Shareholder in this Offering, is owned by Harvey I. Houtkin, the Chairman, Chief Executive Officer and Secretary of the Company, and Mark

D. Shefts, the President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company. See "Certain Transactions" and "Principal and Selling Shareholders." ATTG students are not required to become customers of All-Tech, but the majority of them do so. All-Tech offers ATTG students a discounted commission equal, in the aggregate, up to the amount of their tuition. All-Tech strongly encourages all of its customers to take training at ATTG or elsewhere if they are not experienced traders, but no training is required. ATTG attracts its students through national and local advertising. ATTG offers an intensive three week training course in electronic day trading on All-Tech's ATTAIN trading system and the ATTAIN ECN adjacent to the Company's offices in Montvale, New Jersey and Seattle, Washington. ATTG also offers two-day weekend courses from time to time at each of the Company's branch office locations. ATTG does not charge All-Tech for offering its training course at All-Tech's facilities and All-Tech does not charge ATTG for use of its facilities. There can be no assurance that ATTG and the Company will continue these arrangements, or that ATTG will continue to train people who wish to become active day traders. Although the Company could commence its own training program, it has no plan to do so at this time.


Competition

     The marketplace for electronic trading firms is intensely competitive and rapidly changing. All-Tech believes that due to the anticipated growth of the market for electronic brokerage services, active stock trading facilities, and other factors, competition will increase in the future, even if there is a consolidation among electronic trading firms. The Company believes its ability to compete will depend upon many factors, both within and outside its control, including the timing and market acceptance of new services and enhancements developed by the Company and its competitors, functionality of such services, data availability, ease of use, customer service and support, pricing, reliability, and sales and marketing efforts.

     All-Tech faces direct competition from a number of publicly-traded and privately-held companies. It competes directly with other firms whose customers engage in active day trading, other ECN systems, large Wall Street securities firms, securities subsidiaries of major commercial bank holding companies and major regional firms, as well as small niche players. The Company's principal competitors in providing electronic brokerage services currently include such firms as Datek Securities Corp., Terra Nova Trading, LLC, Block Trading Corp. and Instinet Corporation, a division of Reuters. The Company's ATTAIN ECN competes principally with Nasdaq market makers, Instinet, Datek Securities Corp.'s Island ECN, Terra Nova Trading, LLC's Archipelago ECN, Bloomberg Tradebook LLC's System ECN and Spear, Leeds & Kellogg's REDI ECN. The Company also competes with on-line trading systems available on the Internet, such as Charles Schwab & Co. Inc., E*Trade Capital Inc. and Accutrade Inc. In addition, the Company faces competition from data vendors which offer investment analysis software, news, quotations and other securities industry products.

     Additionally, Nasdaq recently made a rule filing with the SEC which contains a proposal to operate an ECN. All-Tech believes the operation of an ECN by Nasdaq represents a potential conflict of interest for Nasdaq, which is supposed to act as a neutral operator and regulator of the OTC marketplace. The ECN proposed to be operated by Nasdaq would substantially favor market makers over order-entry firms such as All-Tech. All-Tech vigorously opposes Nasdaq operation of this ECN, as do many brokerage firms, and will vigorously urge the SEC to disapprove such proposal. This proposal is in the public comment phase.

     All-Tech seeks to offer its customers low prices, quality services and continuous innovation. Although All-Tech offers competitively discounted commissions, it does not seek to offer the very lowest commission rates, which at some firms can be as low as $7.50 per trade. Such low rates are generally offered by firms that also earn revenues from directing order flow to another broker/dealer for execution in exchange for a per share fee. The ATTAIN trading system permits the Company's customers to decide where their orders are displayed and executed. The Company does not direct order flow because it believes that the practice of directing order flow interferes with the broker's fiduciary duty to its customer to obtain the best available price for the customer.

     The general financial success of companies engaging in electronic day trading within the securities industry over the past several years has strengthened existing competitors and has led to the entrance into this field of many existing and newly established brokerage firms. Management believes that such success will continue to attract new competitors. Additionally, it is possible that new alliances among competitors may also emerge, with such alliances acquiring significant market share.

     Many of the Company's existing and potential competitors have longer operating histories, significantly greater financial, technical and market resources, greater name recognition and a larger installed customer base than the Company. One or more of these competitors may be able to respond more quickly to new or emerging technologies or changes in customer requirements, or to devote greater resources to the development, promotion and sale of their services and products than the Company. Larger and better capitalized competitors are able to more aggressively advertise their products and services on a national basis and many have a greater number and variety of distribution outlets for their services. So-called on-line discount brokerage firms market their services through aggressive pricing and promotional efforts.

     Increased competition could result in price reductions, reduced margins or loss of market share, any of which could materially adversely affect the Company's business, financial condition and results of operations. There can be no assurance that the Company will be able to compete successfully against current or future competitors, or that competitive pressures faced by the Company will not have a material adverse effect on its business, financial condition and results of operations or the Company's ability to attract and retain highly skilled individuals.

Intellectual Property and Other Proprietary Rights

     The Company's success depends to a significant extent on its proprietary technology. The Company relies primarily on copyright, trade secret and trademark law to protect its technology. The Company has no patents. The Company has registered its ATTAIN trademark in the United States, but has not yet registered it in any foreign countries. There can be no guarantee of effective trademark protection available for the Company's trademarks, trade names or service marks. The Company's name has not been registered except with the SEC and the NASD. The possible inability of the Company to effectively protect its trade name and trademarks outside the United States could have an adverse effect on the Company but at this time such effect is not expected to be material.

     The source code for the Company's proprietary software is protected both as a trade secret and as a copyrighted work. The Company enters into confidentiality and assignment agreements with its associates, consultants and vendors with access to the Company's proprietary information to control access to, and distribution of, its software, documentation and other proprietary information. Notwithstanding the precautions taken by the Company, it may be possible for a third party to copy or otherwise obtain and use the Company's software or other proprietary information without authorization or to develop similar software independently. The laws of other countries may afford the Company little or no effective protection of its intellectual property. The inability of the Company to protect its intellectual property rights could have a material adverse effect on the Company's business, financial condition and operating results.

     The Company may, in the future, receive notices of claims of infringement of other parties' proprietary rights. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources or require the Company to enter into royalty or licensing agreements. There can be no assurance that such licenses would be available on reasonable terms, if at all, and the assertion or prosecution of any such claims could have a material adverse effect on the Company's business, financial condition and operating results.

Government Regulation

     Securities Industry Regulation:

     The securities industry in the United States is subject to extensive regulation under both federal and state laws. The SEC is the federal agency responsible for the administration of the federal securities laws. All-Tech is registered with the SEC as a broker/dealer. Most of the regulation of broker/dealers has been delegated by the SEC to self-regulatory organizations ("SROs"), principally the NASD, which is the Company's primary regulator. These SROs adopt rules (subject to SEC approval) that govern the industry. They conduct periodic examinations of all the operations of all broker/dealers. Pursuant to a membership agreement, the NASD sets forth activities a member firm is permitted to engage in. Some of the new activities the Company may wish to engage in may require modification of the Company's membership agreement, the obtaining of a modification, if required, cannot be assured. Broker/dealers are also subject to extensive regulation by the states and the District of Columbia. The Company also is or will be subject to regulation by any foreign jurisdiction or subdivision thereof where it seeks to conduct business.

     The Company is licensed as a broker/dealer to conduct business in 44 states and is applying for licenses in most of the remainder of the states and the District of Columbia. There can be no assurance that the balance of such licenses will be granted. The Company, as a foreign broker/dealer, may not be granted a license to conduct business in certain foreign jurisdictions.

     Broker/dealers are subject to regulations covering all aspects of the securities business, including sales methods, trade practices among broker/dealers, use and safekeeping of customers funds and securities, capital structure, record-keeping and the conduct of officers, directors and employees. The Company is required to comply with many complex and evolving laws and rules, including rules relating to electronic trading. All-Tech's operation of the ATTAIN trading system and the ATTAIN ECN, for example, subjects the Company to Rule 17a-23 of the Exchange Act, which regulates certain communications carried by on-line trading systems, requiring the Company to conduct certain record keeping and reporting activities.

     Additional legislation, changes in rules promulgated by the SEC, the NASD, other SROs or one or more states, or changes in the enforcement of existing laws and rules, may directly affect the mode of operation and profitability of broker/dealers in general, and electronic trading firms such as All-Tech in particular. The SEC, the NASD, other SROs and state securities commissions may conduct administrative proceedings, which can result in censure, fine, the issuance of cease-and-desist orders or the suspension or expulsion of a broker/dealer or any of its officers or employees. The Company's ability to comply with all applicable laws and rules is dependent in large part upon the maintenance of a compliance system reasonably designed to ensure such compliance. The principal purpose of regulation and discipline of broker/dealers is the protection of customers and the securities markets, rather than protection of creditors and shareholders of broker/dealers.

     The Company anticipates that it may be subject to additional regulation as the market for online commerce evolves. Currently, the ATTAIN ECN does not subject All-Tech to regulation as an exchange. The SEC has proposed and published for comment a new regulatory framework for alternative trading systems. There can be no assurance as to the effect, if any, of any rules which may be adopted based on such proposal. However, due to operation of the ATTAIN ECN, the Company may have to choose to register as broker-dealer with certain additional requirements or alternatively, as an exchange. The SEC has drafted this proposal to address certain regulatory gaps created by the growth of ECNs. Any changes to the current regulatory structure could impose additional compliance costs on the Company and could adversely affect the Company's competitive position.

     In addition, Congress has also held hearings on whether to regulate providers of services and transactions in the electronic commerce market, and federal or state authorities could enact laws, rules or regulations affecting the Company's business or operations. The Company may be subject to federal, state and foreign money transmitter laws and state and foreign sales and use tax laws. If enacted or deemed applicable to the Company, such laws, rules or regulations could be imposed on the Company's activities or its business.

     Due to the increasing popularity of the Internet, it is possible that laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, content and quality of products and services. The Telecommunications Act of 1996 (the "Telecommunications Act"), which was enacted in January 1996, prohibits the transmission over the Internet of certain types of information and content. Although certain of these prohibitions have been held unconstitutional, the increased attention focused upon these liability issues as a result of the Telecommunications Act could adversely affect the growth of the Internet, private network use and electronic trading.

     All-Tech is a member of Securities Investor Protection Corporation ("SIPC"), which provides, in the event of the liquidation of a broker/dealer, protection for customers accounts held by such broker/dealer of up to $500,000 for each customer account, subject to a limitation of $100,000 for claims for cash balances. Additionally, the Company's clearing firm, Southwest, which carries customer funds and securities for All-Tech, has obtained additional insurance, in the amount of $24.5 million for each customer account, in the form of an excess securities bond from American International Group.

     The Company plans to institute an aggressive marketing campaign following the closing of this Offering. All advertising materials are subject to NASD review and prior to use must be reviewed by All-Tech's compliance officer to ensure that they comply with applicable rules.

     The Company currently does not solicit orders from its customers or make investment recommendations. However, if the Company were to engage in such activities, it would become subject to additional rules and regulations governing, among other things, the suitability of recommendations to customers and sales practices.

     The Company intends to expand its business internationally. In order to expand globally, the Company will be required to comply with regulations of each specific country in which it does business. Such regulations may limit the Company's rate of international expansion.

     Net Capital Requirements:

     As a registered broker/dealer and member of the NASD, All-Tech is subject to net capital rules, which specify minimum net capital requirements for broker/dealers and are designed to measure the general financial integrity and liquidity of a broker/dealer. Such rules require that at least a minimum part of its assets be kept in relatively liquid form.

     As of March 31, 1998, All-Tech is required to maintain minimum net capital, as defined in the Net Capital Rule, equal to the greater of (i) $100,000 or (ii) $2,500 for each stock the Company posts a quote in, up to $1,000,000. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and/or suspension or expulsion by the NASD and other regulatory bodies and ultimately could require a firm's liquidation. The Net Capital Rule prohibits payments of dividends, redemption of stock, the prepayment of subordinated indebtedness, and the making of any unsecured advance or loan to a shareholder, employee or affiliate, if aggregate debit items (i.e. assets that have, as their source, transactions with customers (primarily margin loans)) rise beyond 5% of net capital. The Net Capital Rule also provides that the SEC may restrict, for up to 20 business days, any withdrawal of equity capital, or unsecured loans or advances to shareholders, employees or affiliates ("capital withdrawal") if such capital withdrawal, together with all other net capital withdrawals during a 30-day period, exceeds 30% of excess net capital and the SEC concludes that the capital withdrawal may be detrimental to the financial integrity of the broker/dealer.

     Net capital is essentially defined as net worth (assets minus liabilities) plus qualifying subordinated borrowing and certain discretionary liabilities, less certain mandatory deductions that result from excluding assets that are not readily convertible into cash and from valuing conservatively certain other assets. Among these deductions are adjustments (called "haircuts") which reflect the possibility of a decline in the market value of an asset prior to its disposition.

     A change in the Net Capital Rule, the imposition of new rules or any unusually large charge against net capital could limit those operations of the Company that require the intensive use of capital, such as underwriting, trading activities and the financing of customer account balances, and also could restrict the Company's ability to pay dividends, repay debt and redeem or purchase shares of its outstanding stock.

     The Company believes that at all times it has been in compliance in all material respects with the applicable minimum net capital rules of the SEC and the NASD. As of March 31, 1998, the Company had net capital of approximately $1,044,000, or approximately $617,000 in excess of the minimum amount required.

     The failure of a broker/dealer to maintain its minimum required net capital would require it to cease executing customer transactions until it came back into compliance, and could cause it to lose its NASD membership, its registration with the SEC, or require its liquidation. Further, the decline in a broker/dealer's net capital below certain "early warning levels," even though above minimum net capital requirements, could cause material adverse consequences to the broker/dealer.

Employees

     As of April 30, 1998, the Company had a total of 114 employees. Of the total, 43 were in management (including branch management), eight were in technology development and service, one was in sales and marketing and 62 were in administration and operations. None of the Company's employees are represented by a labor union or are subject to a collective bargaining agreement. The Company has not experienced any work stoppages and considers its relations with its employees to be good. Additionally, many of the Company's employees are required to be registered with the NASD.

Facilities

     The Company's executive offices, technology development and administrative functions are located in Montvale, New Jersey, in approximately 12,395 feet of space in a building owned by a company which is wholly owned by Messrs. Houtkin and Shefts. The annual rent and maintenance for the facility are approximately $263,394. See "Certain Transactions."

     Fourteen of the Company's eighteen branch offices are leased by third parties directly to the branch managers or companies controlled by them; the Company sublets such branch offices on a month-to-month basis. The Company is not liable on such leases but has a right to sublet the facility should the branch manager not remain in his position. Three of the remaining four branch office facilities are subleased from a subsidiary of Rushmore at an aggregate annual rental of $80,242, and the fourth facility is located in property owned by Mark D. Shefts, President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company, and is utilized at no cost to the Company.

Legal Proceedings

     The Company is not a party to any material legal proceedings except an arbitration instituted by the Company and an affiliate against Instinet Corporation for wrongful denial of service, seeking access to the Instinet ECN as well as monetary damages. The Company has limited access to Instinet, the largest ECN, through Nasdaq and through its clearing firm. The Company's failure to obtain full access to Instinet could have a material adverse effect on the Company's ability to provide the best trading opportunities to its customers and on the Company's business, financial condition and results of operations. There can be no assurance as to the outcome of this arbitration.

     From time to time the Company has been threatened with, or named as a defendant in, lawsuits and administrative claims. Compliance, trading and administrative problems that are reported to the NASD, SEC or state regulators by dissatisfied customers are investigated by such regulators and, if pursued by such customers, may rise to the level of arbitration or disciplinary action. The Company's management does not believe any current investigations or claims are material. There can be no assurance that one or more future lawsuits, claims or disciplinary actions, if decided adversely to the Company, would not have a material adverse effect on the Company's business, financial condition and results of operations. The Company is also subject to periodic audits and inspections.

                                  MANAGEMENT


Directors and Executives Officers

     The directors and executive officers of the Company are as follows:

             Name                Age                          Position
             ----                ---                          --------
Harvey I. Houtkin ...........    49     Chairman of the Board, Chief Executive Officer,
                                        Secretary
Mark D. Shefts ..............    40     President, Chief Operating Officer, Chief Financial
                                        Officer, Treasurer, Director (1)
Harry M. Lefkowitz ..........    42     Senior Vice President--Operations, Director
Linda Lerner ................    55     Executive Vice President, General Counsel
Josef A. Ross ...............    65     Director-Nominee (1)(2)
Robert D. Kashan ............    44     Director-Nominee (1)(2)

(1) To become a member of the Compensation, Audit and Option Committees upon completion of the Offering.

(2) Appointment to become effective upon completion of the Offering.


     Harvey I. Houtkin joined All-Tech in 1991 and has been the Company's Chairman of the Board, Chief Executive Officer and Secretary since March 1993. From September 1996 to January 1997 he also served as President of the Company but not as Secretary. Mr. Houtkin has over 30 years experience in the securities industry. He graduated from Baruch College of the City University of New York in 1970 with a Bachelor of Science Degree and in 1973 with a Masters Degree in Business Administration. His masters thesis was entitled "The Impact of Nasdaq on the Over-the-Counter Market." He is an associate member of the American Stock Exchange. He held a seat on the New York Stock Exchange for several years and co-owns a broker/dealer which operated a floor brokerage business on that Exchange. He also has been a member of the New York Futures Exchange. He is the author of The SOES Bandits' Guide-Day Trading in the 21st Century and Secrets of the SOES Bandit.

     Mark D. Shefts has been a principal of All-Tech since early 1988 and has been its President, Chief Operating Officer, Chief Financial Officer, Treasurer and a Director since such time. From September 1996 to January 1997 he was the Secretary of the Company and during such period he did not hold the office of President. Mr. Shefts has over 17 years experience in the industry. Mr. Shefts graduated in 1979 from Brooklyn College of the City of New York with a Bachelor of Science Degree in Accounting. He is a member of the Chicago Stock Exchange and co-owns a broker/dealer which operated a floor brokerage business on the New York Stock Exchange. Mr. Shefts is licensed as a Commodity Pool Operator and a Commodity Trading Advisor by the National Futures Association. He is also a Certified Financial Services Auditor, a Certified Fraud Examiner and an arbitrator for the American Arbitration Association and NASD Regulation, Inc. In the Fall of 1997, he was an Adjunct Professor of Business at Ramapo College of the State University of New Jersey.

     Harry M. Lefkowitz has over 16 years experience in the securities industry. He has been with All-Tech since 1991. Mr. Lefkowitz is the Senior Vice President-Operations and a Director of All-Tech. He is also the sole officer, director and shareholder of HMS Securities, Inc., an NASD registered broker/dealer which engages in only very limited activity at present and to which Mr. Lefkowitz now devotes only an insubstantial amount of time. Mr. Lefkowitz obtained as Associate Degree at Kingsborough Community College in 1977.

     Linda Lerner has been General Counsel to All-Tech since January 1993. In May 1998 she became Executive Vice President of the Company. Prior to joining All-Tech, Ms. Lerner practiced law in various law firms from 1976 through May 1991, when she joined Home Box Office, Inc. as counsel. Ms. Lerner obtained a Bachelor of Arts from Brandeis University in 1964, a Masters of Science from Columbia University in 1976 and a Juris Doctor from Brooklyn Law School in 1976. Ms. Lerner is a member of the Market Operations Committee and the Trading Rules Subcommittee of The Nasdaq Stock Market, Inc.

     Josef A. Ross is the Chairman of the Board and Chief Executive Officer of Universal Travel Corp., a manufacturer, importer and distributor of luggage products and fine art graphic display systems which he founded in 1963. Mr. Ross also owns several other businesses.

     Robert D. Kashan has been the Chairman and Chief Executive Officer of Earth Color Group., Inc. and its predecessors, a printer of promotional material for Fortune 500 companies since 1983. Mr. Kashan obtained a Bachelor of Science degree in marketing from the University of Maryland in 1976.

     All directors hold office until the next annual meeting of shareholders and until their successors shall have been duly elected and qualified. All executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified. Other than Mr. Houtkin and Mr. Shefts, who are brothers-in-law, there are no family relationships among any of the directors and executive officers of the Company. Effective upon the consummation of this Offering, the Board of Directors will have a Compensation Committee, which will approve salaries and certain incentive compensation for management and key employees of the Company; an Audit Committee, which will review the results and scope of the audit and other services provided by the Company's independent accountants; and an Option Committee, which will administer the Company's 1998 Stock Option Plan. The Compensation, Audit and Option Committees will be composed of Messrs. Shefts, Ross and Kashan.


Directors' Compensation

     Each of the Company's independent, non-employee Directors will receive compensation of $1,500 per meeting for each regularly scheduled meeting in which he participates. In addition, each of the independent, non-employee members of the Board who serve on the Audit, Compensation and/or Option Committee of the Board of Directors will receive a $750 fee per meeting for each regularly scheduled Committee meeting in which he participates unless such meeting is held on the day of a regularly scheduled meeting of the Board of Directors. The Company also will provide reimbursement to Directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors or its Committees. Directors are eligible to receive stock option grants pursuant to the Company's 1998 Stock Option Plan.

Executive Compensation

     The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and each of the other executive officers of the Company whose salary exceeded $100,000 (collectively, the "Named Executives") during the year ended June 30, 1997.

                           Summary Compensation Table



            Name and Principal Position                Salary          Bonus
            ---------------------------                ------          -----
Harvey I. Houtkin
Chairman, Chief Executive Officer and Secretary
Year ended June 30:
   1997 ...........................................    $618,093      $ 800,000
   1996 ...........................................     595,000        156,000
   1995 ...........................................     260,000             --
Mark D. Shefts
President, Chief Operating Officer, Chief Financial
Officer, Treasurer and Director
Year ended June 30:
   1997 ...........................................     557,692        900,000
   1996 ...........................................     600,000        176,000
   1995 ...........................................     260,000             --
Linda Lerner
Executive Vice President and General Counsel
Year ended June 30:
   1997 ...........................................     110,000         10,000
   1996 ...........................................     100,000          5,000
   1995 ...........................................     100,000             --

1998 Stock Option Plan

     The Company's 1998 Stock Option Plan (the "Plan") was adopted by the Board of Directors and the shareholders of the Company on May 11, 1998. A total of 2,250,000 shares of Common Stock are reserved for issuance upon exercise of options to be granted under the Plan, 1,500,000 of which will be granted as of the effective date of this Offering. No other options have been granted under the Plan. Those eligible to receive stock option grants under the Plan include employees, Directors and consultants. The Plan will be administered by the Option Committee of the Board of Directors of the Company, which will be comprised of the two outside directors, Messrs. Ross and Kashan, and Mark D. Shefts.

     Subject to the provisions of the Plan, the Option Committee, as administrator of the Plan, has the discretion to determine the optionees and/or grantees, the type of options to be granted (incentive stock options ("ISOs") or non-qualified stock options (" NQSOs")), the vesting provisions, the terms of the option grants and such other related provisions as are consistent with the Plan. The exercise price of an ISO may not be less than the fair market value per share of the Common Stock on the date of grant or, in the case of an optionee who beneficially owns 10% or more of the outstanding capital stock of the Company, not less than 110% of the fair market value per share on the date of grant.

     The options terminate not more than ten years from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment with the Company, but provide that the term of any options granted to a holder of more than 10% of the outstanding shares of Common Stock may be no longer than five years. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets in which the successor corporation does not assume outstanding options or issue equivalent options, the Board of Directors of the Company is required to provide accelerated vesting of outstanding options. The Plan terminates on May 10, 2008.

     As of April 30, 1998, no awards had been granted by the Company under the Plan. The Company intends to grant options to purchase 1,500,000 shares of Common stock to its employees and director-nominees, such grants to become effective only upon the successful completion of the Offering. Such options will be exercisable at a price per share equal to the initial public offering price of the shares of Common Stock, will have an expiration date of May 10, 2008, and will vest at a rate of twenty percent per year from the date of grant.

401(k) Plan

     The Company currently maintains a 401(k) salary reduction plan (the "401(k) Plan") which is intended to qualify under Section 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, all employees who are not members of a collective bargaining group and who are 21 years of age or older are eligible to participate in the 401(k) Plan after they complete six months of service. All eligible executive officers other than Messrs. Houtkins, Shefts and Waldman participate in the 401(k) Plan.

     Eligible employees electing to participate in the 401(k) Plan may defer a portion of their compensation on a pre-tax basis by contributing a percentage thereof to the 401(k) Plan. There is no minimum contribution, and the maximum contribution is prescribed in Section 401(k) of the Code. Such maximum for 1998 is $10,000. The Company makes matching contributions equal to 3% of the first 6% of a participating employee's annual salary, up to $4,800. Eligible employees who elect to participate in the Company's 401(k) Plan vest in the Company's matching contribution as follows: less than one year of service--0%; one year of service--20%; two years of service--40%; three years of service--60%; four years of service--80%; and five years of service--100%.

Employment Agreements; Key-Man Insurance

     On April 30, 1998, the Company entered into three-year employment agreements with Harvey I. Houtkin Chairman, Chief Executive Officer and Secretary of the Company, and Mark D. Shefts, President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company. Pursuant to the terms of these agreements, Messrs. Houtkin and Shefts are each entitled to receive $500,000 plus 5% of net earnings before taxes per year for the terms of the agreements, to a maximum of an additional $500,000 in the first two years and $1,500,000 in the third year, as well as reimbursement of certain employment related expenses. Each of the employment agreements contains a prohibition against competing with the Company or soliciting customers or employees from the Company for a period of two years after the termination of the agreement. Each of the agreements permits the Company to terminate the agreement for cause or upon the death or disability of Mr. Houtkin or Mr. Shefts. If terminated for other than specified cause, Mr. Houtkin or Mr. Shefts or his estate will be entitled to receive his salary and bonus plus all insurance benefits to which he would have been entitled for the remainder of the term of the agreement.

     The Company has applied for key-man insurance on the lives of Messrs. Houtkin and Shefts in the amount of $1 million each. There can be no assurance that such insurance can be obtained in such amount, if at all.

                              CERTAIN TRANSACTIONS

     Since July 1, 1995, the Company made unsecured demand loans to its parent, Rushmore, for working capital purposes. The total amount advanced by the Company to Rushmore since July 1, 1995 was $4,048,071. The total amount repaid to the Company by Rushmore was $5,129,841, which included repayment of loans made prior to July 1, 1995. At March 31, 1998, all of the loans made by the Company to Rushmore were repaid in full.

     Since July 1, 1995, the Company has made unsecured demand loans to Mark D. Shefts and Harvey I. Houtkin, shareholders, officers and directors of the Company. The total amount of these loans was $744,014, all of which have been repaid in full at March 31, 1998.

     Since July 1, 1995, the Company has made unsecured demand loans to certain affiliated corporations. The total amount of these loans was $48,429, all of which have been repaid in full at March 31, 1998.

     All-Tech leases its principal office space in Montvale, New Jersey, which consists of 12,395 square feet of space from Summit Plaza, Inc., a company wholly owned by Messrs. Houtkin and Shefts. The annual rental is $263,394; this lease expires on March 31, 2003. This lease was modified in May 1998. Prior to such modification, the Company occupied 12,395 square feet of space at an annual rental of $181,460, pursuant to both a long-term lease and a month-to-month rental arrangement. Approximately 400 square feet of such space was subleased to affiliates of the Company, including Rushmore and ATTG, and to a non-affiliate. The Company believes that its lease has been and is on terms no less favorable than could be obtained from an unaffiliated third party. Double H Management Corp. ("Double H"), another wholly owned subsidiary of the Company's parent, Rushmore, leases space for three branch offices of the Company. The Company reimburses Double H for the rent due pursuant to such leases. An additional branch office is located on property owned by Mr. Shefts, at no cost to the Company.

     ATTG, a wholly owned subsidiary of the Company's parent, operates an electronic day trading training program. ATTG students are not required to become customers of the Company nor does the Company require its customers to take the ATTG program; however, ATTG is a significant source of referrals for the Company, most of whose customers have completed this program. Students who do open accounts at the Company are entitled to a discounted commission equal, in the aggregate, up to the amount of their tuition. When such programs are offered at branch locations, the Company does not charge ATTG for use of its facilities. There can be no assurance that ATTG and the Company will continue these arrangements or that ATTG will continue to train people who wish to become active electronic day traders. Although the Company could commence its own training, it has no plan to do so at this time.

                      PRINCIPAL AND SELLING SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of April 30, 1998, and as adjusted to reflect the sales of the shares of Common stock offered hereby, with respect to the beneficial ownership of the Common Stock of the Company by (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's directors and director-nominees, (iii) each of the Named Executives, (iv) all of the directors, director-nominees and executive officers as a group, and (v) the Selling Shareholders.

                                                             Shares
                                                          Beneficially
                                                         Owned Prior to
                                                            Offering
       Name of Beneficial Owner(1)(2)                Number         Percent(3)
       ------------------------------                ------         ----------
Harvey I. Houtkin ..........................       15,159,375(4)        98%(4)
Mark D. Shefts .............................       15,159,375(4)        98%(4)
Rushmore Financial Services, Inc. ..........       14,850,000           96%
Harry M. Lefkowitz .........................               --           --
Linda Lerner ...............................               --           --
Robert D. Kashan(7) ........................               --           --
Josef A. Ross (7) ..........................               --           --
All Directors, Director-Nominees and
 executive officers as a group (6 persons) .       15,468,750          100%

                                                                                  Shares
                                                   Number                      Beneficially
                                                  Of Shares                  Owned After the
                                                    Being                        Offering
       Name of Beneficial Owner(1)(2)              Offered                Number              Percent(3)
       ------------------------------             ---------               ------              ----------
Harvey I. Houtkin ..........................       309,375(5)           14,843,750(4)(6)         70.4%(4)
Mark D. Shefts .............................       309,375(5)           14,843,750(4)(6)         70.4%(4)
Rushmore Financial Services, Inc. ..........         6,250(5)           14,843,750(6)            70.4%
Harry M. Lefkowitz .........................            --                      --                 --
Linda Lerner ...............................            --                      --                 --
Robert D. Kashan(7) ........................            --                      --                 --
Josef A. Ross (7) ..........................            --                      --                 --
All Directors, Director-Nominees and
 executive officers as a group (6 persons) .       625,000              14,843,750               70.4%

------------
(1) The address of each beneficial owner is in care of the Company, 160 Summit Avenue, Montvale, New Jersey 07645.

(2) Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Generally, a person is deemed to be the beneficial owner of a security if she/he has the right to acquire voting or investment power within 60 days. Except as set forth in the footnotes to this table, the persons and entity named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

(3) The applicable percentage of ownership is based on shares of Common Stock outstanding on April 30, 1998, and shares of Common Stock outstanding after the completion of this Offering.

(4) Includes shares beneficially owned by Rushmore, which is 50% owned by Mr. Houtkin and 50% owned by Mr. Shefts.

(5) Shares of Common Stock being offered by such shareholder as a Selling Shareholder in this Offering.

(6) Rushmore has granted the Underwriters an Over-Allotment Option to purchase up to 468,750 shares of Common Stock solely to cover over-allotments, if any. This table assumes that the Over-Allotment Option will not be exercised by the Underwriters. See "Underwriting."

(7) Director-nominee.

                         DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 55,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of undesignated Preferred Stock, $.01 par value per share. As of the date of this Prospectus, there were 15,468,750 shares of Common Stock issued and outstanding and held of record by three shareholders. There are no shares of Preferred Stock designated or issued. See "Capitalization."

     The following statements are brief summaries of certain provisions with respect to the Company's capital stock contained in its Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to the Registration Statement. The following summary is qualified in its entirety by reference thereto.


Common Stock

     Holders of shares of Common Stock are entitled to one vote for each share held of record on matters to be voted on by the shareholders of the Company. Subject to the rights of holders of shares of Preferred Stock, if any, holders of shares of Common Stock will be entitled to receive dividends when, as and if declared by the Board of Directors and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of the liquidation, dissolution or winding up of the Company. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. All of the issued and outstanding shares of Common Stock are, and all shares of Common Stock to be sold in this Offering will be, duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, shares of any series of Preferred Stock that the Company may designate and issue in the future.


Preferred Stock

     The Company's Board of Directors may, without further action by the Company's shareholders, from time to time, direct the issuance of any authorized but unissued or unreserved shares of Preferred Stock in series and may, at the time of issuance, determine the rights preferences and limitations of each series. The holders of Preferred Stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the Common Stock. The Board of Directors could issue Preferred Stock with voting and other rights that could adversely affect the voting power of the holders of Common Stock and could have certain anti-takeover effects. The Company has no present plan to issue any shares of Preferred Stock.


Warrants

     The following is a brief summary of certain provisions of the Warrants but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company (the "Warrant Agent"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."

     Exercise Price and Terms. Each Warrant entitles the registered holder thereof to purchase, at any time commencing , 1998 (6 months after date of this Prospectus) until , 2000 (30 months after the date of this Prospectus) one share of Common Stock at a price of $12.00 (150% of the initial public offering price of the Common Stock) per share, and from such date until , 2003 (60 months after the date of this Prospectus) one share of Common Stock at a price of $14.00 (175% of the initial public offering price of the Common Stock) per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The holder of any Warrant may exercise such Warrant by surrendering the certificate representing the Warrant to the Warrant Agent, with the subscription form thereon properly completed and executed, together with payment of the exercise price. No fractional shares will be issued upon the exercise of the Warrants. The exercise price of the Warrants bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price of the Securities offered hereby.

     Adjustments. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the Common Stock or the sale by the Company of its Common

Stock or other securities convertible into Common Stock at a price below the exercise price of the Warrants. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company, in order to enable warrantholders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the Warrant.

     Redemption Provisions. Commencing , 1999 (18 months after date of this Prospectus), the Warrants will be subject to redemption by the Company, in whole but not in part, at $.10 per Warrant on thirty (30) days prior written notice to the warrantholders, if the average closing sale price of the Common Stock as reported on the Amex equals or exceeds $20.00 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. In the event the Company exercises the right to redeem the Warrants, such Warrants will be exercisable until the close of business on the business day immediately preceding the date for redemption fixed in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.

     Transfer, Exchange and Exercise. The Warrants are in registered form and may be presented to the Warrant Agent for transfer, exchange or exercise at any time on or prior to their expiration date sixty (60) months after the date of this Prospectus, at which time the Warrants will become wholly void and of no value. If a market for the Warrants develops, the holder may sell the Warrants instead of exercising them. There can be no assurance, however, that a market for the Warrants will develop or, if developed, will continue.

     Warrantholder not a Shareholder. The Warrants do not confer upon holders thereof any voting, dividend or other rights as shareholders of the Company.

     Modification of Warrants. The Company and the Warrant Agent may make such modifications to the Warrants as they deem necessary and desirable that do not adversely affect the interests of the warrantholders. The Company may, in its sole discretion, lower the exercise price of the Warrants for a period of not less than thirty (30) days on not less than thirty (30) days prior written notice to the warrantholders and the Representative. Modification of the number of securities purchasable upon the exercise of any Warrant, the exercise price (other than as provided in the preceding sentence) and the expiration date with respect to any Warrant requires the consent of two-thirds of the warrantholders.

     The Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities or "blue sky" laws of the state of residence of the exercising holder of the Warrants. Although the Company has undertaken to use its best efforts to have all of the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, there can be no assurance that it will be able to do so.

     Although the Securities will not knowingly be sold to purchasers in jurisdictions in which the Securities are not registered or otherwise qualified for sale, investors in such jurisdictions may purchase Warrants in the secondary market or investors may move to jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In such event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants, and holders of Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised.


Registration Rights

     Pursuant to the Representative's Warrant Agreement between the Representative and the Company, for a period of five years commencing on the effective date of this Offering the Representative may request that the Company file a registration statement covering the sale of the 625,000 shares of Common Stock and/or 312,500

Warrants which may be issued upon exercise of the Representative's Warrants and the 312,500 shares of Common Stock underlying such Warrants. In general, all fees, costs and expenses of any such registration will be borne by the Company. The Representative may also request that any registration statement filed by the Company during the five year period commencing on the date of this Prospectus cover the sale of such shares of Common Stock and Warrants, at the Company's expense. See "Underwriting."


Limitation of Director Liability

     The Certificate of Incorporation of the Company limits the liability of directors of the Company to the Company and its shareholders to the fullest extent permitted by Delaware law. Specifically, directors of the Company will not be personally liable for money damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporate Law ("DGCL"), which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.


Delaware Law and Certain Charter and By-Law Provisions

 Delaware Law:

     The Company is subject to the provisions of Section 203 ("Section 203") of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless the business combination is approved in a prescribed manner. A "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an "interested stockholder's" percentage ownership of stock. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, within three years prior, did own) 15% or more of the corporation s outstanding voting stock. Under Section 203, a business combination between the Company and an "interested stockholder" is prohibited unless it satisfies one of the following conditions: (i) the Company's Board of Directors must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an "interested stockholder," or (ii) upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by (a) persons who are directors and also officers and (b) employee stock plans, in certain instances); or (iii) the business combination is approved by the Board of Directors and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder."

 Special Meetings:

     The By-Laws provide that special meetings of shareholders for any purpose or purposes can be called only upon the request of the Chairman of the Board or the written consent of three-quarters of the entire Board.


Number of Directors; Removal; Filling Vacancies

     Subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the By-laws provide that the number of directors shall be not less than two nor more than 12; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors are elected to staggered terms of three years. Any vacancy occurring in the Board caused by death, resignation, removal or otherwise, and any newly created directorship resulting from an increase in the number of directors, may be filled only by the affirmative vote of at least a majority of the directors then in office, although such directors are less than a quorum, or by the sole remaining director. Furthermore, the ByLaws provide that any one or more of the directors of the Company may be removed from office only for cause and only by the affirmative vote of three-quarters of the entire Board of Directors or by the affirmative vote of two-thirds of the votes represented by the issued and outstanding shares of the Company entitled to vote at a meeting called for such purpose.

     The provisions of the By-Laws governing terms of office and removal may have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company, or of attempting to change the composition or policies of the Board of Directors, even though such attempt might be beneficial to the Company or its shareholders. These provisions of the By-Laws could thus increase the likelihood that incumbent directors will retain their positions.

 Amendment of Company By-Laws:

     In order to adopt, repeal, alter or amend the provisions set forth therein, the By-Laws require the unanimous written consent of all directors or the affirmative vote of a majority of the entire Board of Directors acting at a regular or special meeting called by written notice, which written notice shall include notice of the proposed action to amend the By-Laws, or by the affirmative vote of a majority of votes represented by the issued and outstanding shares of the Company entitled to vote at a meeting called for such purpose.

Transfer Agent and Registrar

     The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Immediately following the consummation of this Offering there will be 21,093,750 shares of Common Stock and 3,125,000 Warrants issued and outstanding. Of these Securities, the 6,250,000 shares of Common Stock and 3,125,000 Warrants sold in this Offering will be freely transferable and tradeable in the United States (except for shares held by affiliates of the Company) without restriction or further registration under the Securities Act. An additional 2,250,000 shares of Common Stock are reserved for issuance under the Company's 1998 Stock Option Plan. The remaining 14,843,750 shares of Common Stock outstanding will be "restricted securities" for purposes of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption afforded by Rule 144. Additionally, each officer, director and holder of Common Stock of the Company and all holders of options to acquire shares of Common Stock have agreed not to, directly or indirectly, offer, sell, transfer, pledge, assign, hypothecate or otherwise encumber or dispose of any securities of the Company for a period of 12 months following the date of this Prospectus without the prior written consent of the Representative. All of such shares of Common Stock will be eligible for resale in the public market without registration, subject to certain volume and other limitations, pursuant to Rule 144 upon the later to occur of (i) 90 days after the effective date of this Offering or (ii) expiration or waiver of the Lockup Agreements.

     In general, under Rule 144(e), as currently in effect, a shareholder (or shareholders whose shares are aggregated), including an affiliate, who has beneficially owned for at least one year shares of Common Stock that are treated as "restricted securities," would be entitled to sell publicly, within any three-month period, up to the greater of 1% of the then outstanding shares of Common Stock (210,937 shares immediately after the completion of this Offering) or the average weekly reported trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of sale is given, provided certain requirements are satisfied. In addition, affiliates of the Company must comply with additional requirements of Rule 144 in order to sell shares of Common Stock (including shares acquired by affiliates in this Offering). Under Rule 144, a shareholder deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale by him or her, and who has beneficially owned for at least two years shares of Common Stock that are treated as "restricted securities," would be entitled to sell those shares without regard to the foregoing requirements.

     No predictions can be made as to the effect, if any, that sales of securities or the availability of securities for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock in the public market, or the perception that such sales could occur, could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities. See "Risk Factors--Potential Decreases in the Market Price of Common Stock Resulting from Future Sale of Common Stock."

                                 UNDERWRITING

     The Underwriters named below (the "Underwriters"), for whom Security Capital Trading, Inc. is acting as Representative, have severally agreed, subject to the terms and conditions contained in the Underwriting Agreement (the "Underwriting Agreement"), to purchase from the Company and the Selling Shareholders, and the Company and the Selling Shareholders have agreed to sell to the Underwriters on a firm commitment basis, the respective number of shares of Common Stock and number of Warrants set forth opposite their names:



                                            Number of     Number of
               Underwriter                    Shares      Warrants
               -----------                 ----------     ---------
Security Capital Trading, Inc. .........
Total ..................................    6,250,000     3,125,000
                                            =========     =========

     The Underwriters are committed to purchase all of the Securities offered hereby, if any of the Securities are purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to the conditions precedent specified therein.

     The Company and the Selling Shareholders have been advised by the Representative that the Underwriters initially propose to offer the shares of Common Stock and the Warrants to the public at the public offering prices set forth on the cover page of this Prospectus and to certain dealers at such prices less concessions not in excess of $ per share and $ per Warrant. Such dealers may re-allow a concession not in excess of $ per share and $ per Warrant to certain other dealers. After the commencement of the Offering, the public offering prices, concessions and re-allowances may be changed by the Representative. The Representative has informed the Company that the Underwriters do not expect sales to discretionary accounts by the Underwriters to exceed five percent of the shares of Common Stock or Warrants offered by the Company and the Selling Shareholders hereby.

     The Company and the Selling Shareholders have granted to the Underwriters the Over-Allotment Option, exercisable during the 45-day period from the date of this Prospectus, to purchase from the Company and the Selling Shareholders up to an additional 937,500 shares of Common Stock and/or 468,750 Warrants in the aggregate at the initial public offering prices, less underwriting discounts and the non-accountable expense allowance. Such option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the Common Stock and Warrants offered hereby. To the extent such option is exercised in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional Securities proportionate to its initial commitment.

     The Company and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make. The Company and the Selling Shareholders have agreed to pay to the Representative a non-accountable expense allowance equal to 1 1/2% of the gross proceeds derived from the sale of the Securities underwritten, of which $50,000 has been paid to date by the Company.

     In connection with this Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market prices of the Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase the Common Stock and/or the Warrants for the purpose of stabilizing market prices. The Underwriters also may create a short position for the account of the Underwriters by selling more Securities in connection with the Offering than they are committed to purchase from the Company and the Selling Shareholders, and in such case may purchase Securities in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 937,500 shares of Common Stock and 468,750 Warrants by exercising the Over-Allotment Option referred to above. In addition, the Representative may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of other Underwriters, the selling concession with respect to the Securities that are distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the prices of the Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

     All directors, officers and holders of shares of Common Stock, options, warrants or other securities convertible, exercisable or exchangeable for Common Stock have, pursuant to certain lock-up agreements, agreed not to offer, sell or otherwise dispose of any securities of the Company for a period of 12 months following the date of this Prospectus without the prior written consent of the Representative and the Company. An appropriate legend shall be placed on the certificates representing such securities. The Representative has no general policy with respect to the release of such securities prior to the expiration of the lock-up period and no present intention to waive or modify any of these restrictions on the sale of Company securities.

     In connection with this Offering, the Company has agreed to sell to the Representative, and/or its designees, for nominal consideration, Representative's Warrants to purchase from the Company up to 625,000 shares of Common Stock and/or 312,500 Warrants. The Representative's Warrants are initially exercisable at any time during a period of four (4) years commencing at the beginning of the second year after their issuance and sale at a price of $ (120% of the public offering price of the Common Stock) per share of Common Stock and $ (120% of the public offering price of the Warrants) per Warrant. The Warrants are initially exercisable at a price of $ (100% of the initial exercise price of the Warrants) per share. The Representative's Warrants provide for adjustment in the number of securities issuable upon the exercise thereof as a result of certain subdivisions and combinations of the Common Stock. The Representative's Warrants grant to the holders thereof certain rights of registration for the securities issuable upon exercise thereof. In addition, the Representative's Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one year from the date of this Prospectus except to officers of the Representative.

     Prior to this Offering, there has been no public market for the Common Stock or the Warrants. Consequently, the initial public offering price of the Common Stock, the initial offering price of the Warrants and the terms of the Warrants have been determined by negotiation between the Company, the Selling Shareholders and the Representative and do not necessarily bear any relationship to the Company's asset value, net worth or other established criteria of value. The factors considered in such negotiations, in addition to prevailing market conditions, included the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and such other factors as were deemed relevant.

     Security Capital Trading, Inc., the Representative, commenced operations in June 1995. The Representative has only co-managed two recent public offerings of securities; therefore, the Representative does not have extensive experience as a co-manager or underwriter of public offerings of securities.

     The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to a copy of each such agreement which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."

                                 LEGAL MATTERS


     The validity of the issuance of the Common Stock and Warrants offered hereby will be passed upon for the Company by Sichenzia, Ross & Friedman LLP, located in New York, New York. Orrick, Herrington & Sutcliffe LLP, New York, New York, has acted as counsel for the Underwriters in connection with the Offering.


                                    EXPERTS


     The financial statements of All-Tech Investment Group, Inc. have been audited by Wolinetz, Gottlieb & Lafazan, P.C., independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.


                            ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission in Washington, D.C., a Registration Statement under the Securities Act for the shares of Common Stock and Warrants offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits included with the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and with respect to any contract or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference. For further information about the Company and the Securities offered by this Prospectus, reference is hereby made to the Registration Statement and exhibits included with the Registration Statement. A copy of the Registration Statement, including exhibits, may be inspected without charge at the Securities and Exchange Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C.
20549, upon payment of certain prescribed rates.

     Upon consummation of the Offering, the Company will become subject to the information requirements of the Exchange Act and, in accordance therewith, will file reports and other information with the Securities and Exchange Commission in accordance with its rules. These reports and other information concerning the Company may be inspected and copied at the public reference facilities referred to above as well as certain regional offices of the Securities and Exchange Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

     The Securities and Exchange Commission also maintains a Web Site which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission (such as the Company) at http:\\www.sec.gov.

                        ALL-TECH INVESTMENT GROUP, INC.

                         INDEX TO FINANCIAL STATEMENTS



                                                                                              Page
                                                                                             -----
Independent Auditors' Report .............................................................    F-2

Balance Sheets as of June 30, 1996 and 1997 and March 31, 1998 ...........................    F-3

Statements of Operations for the Years Ended June 30, 1995, 1996 and 1997 and for the Nine
 Months Ended March 31, 1997 and 1998 ....................................................    F-4

Statement of Changes in Shareholders' Equity for the Years Ended June 30, 1995, 1996, and
  1997 and for the Nine Months Ended March 31, 1998 ......................................    F-5

Statements of Cash Flows for the Years Ended June 30, 1995, 1996 and 1997 and for the Nine
 Months Ended March 31, 1997 and 1998 ....................................................    F-6

Notes to Financial Statements ............................................................    F-7

                         INDEPENDENT AUDITORS' REPORT

To the Officers and Directors
All-Tech Investment Group, Inc.
Montvale, New Jersey


We have audited the accompanying balance sheets of All-Tech Investment Group, Inc. as of June 30, 1996 and 1997, and the related statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of All-Tech Investment Group, Inc. as of June 30, 1996 and 1997, and the results of its operations and cash flows for each of the three years in the period ended June 30, 1997 in conformity with generally accepted accounting principles.


                                        WOLINETZ, GOTTLIEB & LAFAZAN, P.C.



Rockville Centre, New York
August 12, 1997

                        ALL-TECH INVESTMENT GROUP, INC.
                                BALANCE SHEETS

                                                                 June 30,               March 31, 1998
                                                       -----------------------------   ---------------
                                                            1996            1997         (Unaudited)
                                                       -------------   -------------   ---------------
ASSETS
 Cash and cash equivalents .........................    $  176,667      $  641,414        $  603,586
 Receivable from brokers ...........................       722,852          98,033           560,088
 Securities owned -- at market value ...............     1,099,371       2,243,007         1,350,841
 Other receivables .................................        34,289         195,870           108,747
 Property and equipment -- net .....................       137,260         411,322           508,510
 Loan receivable -- parent .........................     1,086,818         199,941                --
 Loans receivable -- affiliates ....................         5,966           9,000                --
 Deferred offering costs ...........................            --              --            50,000
                                                        ----------      ----------        ----------
Total Assets .......................................    $3,263,223      $3,798,587        $3,181,772
                                                        ==========      ==========        ==========
LIABILITIES AND SHAREHOLDERS'
 EQUITY
Liabilities:
 Payable to clearing broker ........................    $  257,876      $1,027,113        $       --
 Accounts payable ..................................        92,834         501,766           644,118
 Securities sold, not yet purchased -- at market
   value ...........................................        35,291         368,800           434,242
 Income taxes payable ..............................       610,000          46,250           112,184
 Deferred tax liabilities ..........................            --              --            27,000
                                                        ----------      ----------        ----------
   Total Liabilities ...............................       996,001       1,943,929         1,217,544
                                                        ----------      ----------        ----------
Commitments and Contingencies
Shareholders' Equity:
 Common stock, Class A, $.001 par value;
   authorized 5,000,000 shares, issued and
   outstanding 225,000 shares ......................           225             225               225
 Common stock, Class B, $.001 par value;
   authorized 10,000,000 shares, issued and
   outstanding -0- shares ..........................            --              --                --
 Additional paid-in capital ........................     1,563,543       1,563,543         1,563,543
 Retained earnings .................................       703,454         290,890           400,460
                                                        ----------      ----------        ----------
   Total Shareholders' Equity ......................     2,267,222       1,854,658         1,964,228
                                                        ----------      ----------        ----------
Total Liabilities and Shareholders' Equity .........    $3,263,223      $3,798,587        $3,181,772
                                                        ==========      ==========        ==========

    The accompanying notes are an integral part of the financial statements.

                        ALL-TECH INVESTMENT GROUP, INC.
                           STATEMENTS OF OPERATIONS

                                                         Years Ended                               Nine Months Ended
                                                          June 30,                                     March 31,
                                     ---------------------------------------------------   ---------------------------------
                                          1995             1996               1997               1997              1998
                                     -------------   ----------------   ----------------   ----------------   --------------
                                                                                                      (Unaudited)
REVENUES:
 Brokerage commissions and fees      $2,826,088        $ 10,788,575       $ 15,543,562       $ 11,266,719      $12,423,182
 Trading gains (losses) ..........      115,290              64,112            132,421            138,706         (147,105)
 ECN fees ........................           --                  --                 --                 --          433,556
 Other ...........................       21,081             221,892            387,833            481,356          439,128
                                     ----------        ------------       ------------       ------------      -----------
    Total Revenues ...............    2,962,459          11,074,579         16,063,816         11,886,781       13,148,761
                                     ----------        ------------       ------------       ------------      -----------
COSTS AND EXPENSES:
 Cost of services ................    1,493,880           5,217,329          7,306,682          5,117,421        5,585,286
 Technology development ..........       43,225             208,877            366,475            232,261          344,044
 Selling, general and administra-
   tive expenses .................    1,436,071           4,286,949          6,788,718          4,200,630        6,854,920
                                     ----------        ------------       ------------       ------------      -----------
    Total Costs and Expenses .....    2,973,176           9,713,155         14,461,875          9,550,312       12,784,250
                                     ----------        ------------       ------------       ------------      -----------
INCOME (LOSS) BEFORE
 PROVISION FOR INCOME
 TAXES ...........................      (10,717)          1,361,424          1,601,941          2,336,469          364,511
PROVISION (BENEFIT) FOR
 INCOME TAXES ....................       (7,469)            610,278            664,505            609,505           84,000
                                     ----------        ------------       ------------       ------------      -----------
NET INCOME (LOSS) ................   $   (3,248)       $    751,146       $    937,436       $  1,726,964      $   280,511
                                     ==========        ============       ============       ============      ===========
PRO FORMA DATA (Note 10)
 (Unaudited)
Basic earnings (loss) per common
 share ...........................   $     (.00)       $        .05       $        .06       $        .11      $       .02
                                     ==========        ============       ============       ============      ===========
Weighted average common shares
 outstanding .....................   15,468,750          15,468,750         15,468,750         15,468,750       15,468,750
                                     ==========        ============       ============       ============      ===========

    The accompanying notes are an integral part of the financial statements.

                        ALL-TECH INVESTMENT GROUP, INC.
                 STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                               Additional        Retained
                                                    Common       Paid-In         Earnings
                                                     Stock       Capital        (Deficit)           Total
                                                   --------   ------------   ---------------   ---------------
Balances -- July 1, 1994 .......................     $225     $1,563,543      $    (44,444)     $  1,519,324
Net Loss .......................................       --             --            (3,248)           (3,248)
                                                     ----     ----------      ------------      ------------
Balances -- June 30, 1995 ......................      225      1,563,543           (47,692)        1,516,076
Net Income .....................................       --             --           751,146           751,146
                                                     ----     ----------      ------------      ------------
Balances -- June 30, 1996 ......................      225      1,563,543           703,454         2,267,222
Net Income .....................................       --             --           937,436           937,436
Dividends Paid .................................       --             --        (1,350,000)       (1,350,000)
                                                     ----     ----------      ------------      ------------
Balances -- June 30, 1997 ......................      225      1,563,543           290,890         1,854,658
Net Income (unaudited) .........................       --             --           280,511           280,511
Dividends Paid (unaudited) .....................       --             --          (170,941)         (170,941)
                                                     ----     ----------      ------------      ------------
Balances -- March 31, 1998 (unaudited) .........     $225     $1,563,543      $    400,460      $  1,964,228
                                                     ====     ==========      ============      ============

    The accompanying notes are an integral part of the financial statements.

                        ALL-TECH INVESTMENT GROUP, INC.
                           STATEMENTS OF CASH FLOWS

                                                                        Years Ended
                                                      -----------------------------------------------
                                                                         June 30,
                                                      -----------------------------------------------
                                                           1995            1996             1997
                                                      -------------  ---------------  ---------------
Cash Flows from Operating Activities:
 Net income (loss) .................................   $    (3,248)   $     751,146    $     937,436
 Adjustments to reconcile net income (loss) to
  net cash provided by operating activities:
  Depreciation .....................................        19,240           28,159           63,026
  Allowance for doubtful accounts ..................            --               --               --
  Loss on abandonment ..............................            --               --           43,544
  Deferred tax liabilities .........................            --               --               --
  Changes in Operating Assets and
   Liabilities:
   Receivable from brokers .........................       (58,874)        (479,188)         624,819
   Securities owned -- at market value .............       106,650         (947,941)      (1,143,636)
   Prepaid expenses ................................        (5,684)          18,661               --
   Other receivables ...............................        (3,400)         (30,889)        (161,581)
   Other ...........................................         1,700               --               --
   Accounts payable ................................       (49,155)          28,391          408,932
   Payable to clearing broker ......................        (6,430)         181,055          769,237
   Securities sold, not yet purchased-at
     market value ..................................            --           35,291          333,509
   Income taxes payable ............................            --          610,000         (563,750)
Net Cash Provided by Operating Activities ..........           799          194,685        1,311,536
                                                       -----------    -------------    -------------
Cash Flows from Investing Activities:
 Purchases of property and equipment ...............       (97,006)         (43,074)        (380,632)
                                                       -----------    -------------    -------------
Cash Flows from Financing Activities:
 Loans to parent ...................................       (96,140)      (1,774,378)        (500,000)
 Repayment of loans to parent ......................        65,000        1,768,700        1,386,877
 Dividends paid ....................................            --               --       (1,350,000)
 Loan to related parties and affiliates ............      (147,900)         (49,429)        (743,014)
 Repayment of loans to related parties and
  affiliates .......................................       227,900           43,463          739,980
 Deferred offering costs ...........................            --               --               --
                                                       -----------    -------------    -------------
Net Cash Provided (Used) by Financing
 Activities ........................................        48,860          (11,644)        (466,157)
                                                       -----------    -------------    -------------
Increase (Decrease) in Cash and Cash
 Equivalents .......................................       (47,347)         139,967          464,747
Cash and Cash Equivalents -- Beginning of
 Period ............................................        84,047           36,700          176,667
                                                       -----------    -------------    -------------
Cash and Cash Equivalents -- End of Period .........   $    36,700    $     176,667    $     641,414
                                                       ===========    =============    =============
Supplemental Cash Flow Disclosure:
 Cash Paid for Interest ............................   $     3,481    $      20,174    $      41,975
                                                       ===========    =============    =============
 Cash Paid for Income Taxes ........................   $     1,325    $          --    $   1,246,965
                                                       ===========    =============    =============

                                                            Nine Months Ended
                                                      ------------------------------
                                                                March 31,
                                                      ------------------------------
                                                           1997            1998
                                                      -------------  ---------------
                                                               (Unaudited)
Cash Flows from Operating Activities:
 Net income (loss) .................................   $1,726,964     $     280,511
 Adjustments to reconcile net income (loss) to
  net cash provided by operating activities:
  Depreciation .....................................       47,270           186,102
  Allowance for doubtful accounts ..................           --             8,671
  Loss on abandonment ..............................           --                --
  Deferred tax liabilities .........................           --            27,000
  Changes in Operating Assets and
   Liabilities:
   Receivable from brokers .........................      690,828          (470,726)
   Securities owned -- at market value .............     (350,004)          892,166
   Prepaid expenses ................................         (750)               --
   Other receivables ...............................      (36,269)           87,123
   Other ...........................................           --                --
   Accounts payable ................................       50,039           142,352
   Payable to clearing broker ......................      372,737        (1,027,113)
   Securities sold, not yet purchased-at
     market value ..................................      294,036            65,442
   Income taxes payable ............................     (610,000)           65,934
Net Cash Provided by Operating Activities ..........    2,184,851           257,462
                                                       ----------     -------------
Cash Flows from Investing Activities:
 Purchases of property and equipment ...............     (242,524)         (283,290)
                                                       ----------     -------------
Cash Flows from Financing Activities:
 Loans to parent ...................................     (500,000)       (1,774,323)
 Repayment of loans to parent ......................           --         1,974,264
 Dividends paid ....................................           --          (170,941)
 Loan to related parties and affiliates ............     (804,014)               --
 Repayment of loans to related parties and
  affiliates .......................................      609,980             9,000
 Deferred offering costs ...........................           --           (50,000)
                                                       ----------     -------------
Net Cash Provided (Used) by Financing
 Activities ........................................     (694,034)          (12,000)
                                                       ----------     -------------
Increase (Decrease) in Cash and Cash
 Equivalents .......................................    1,248,293           (37,828)
Cash and Cash Equivalents -- Beginning of
 Period ............................................      176,667           641,414
                                                       ----------     -------------
Cash and Cash Equivalents -- End of Period .........   $1,424,960     $     603,586
                                                       ==========     =============
Supplemental Cash Flow Disclosure:
 Cash Paid for Interest ............................   $   30,742     $      26,020
                                                       ==========     =============
 Cash Paid for Income Taxes ........................   $1,191,965     $     150,580
                                                       ==========     =============

    The accompanying notes are an integral part of the financial statements.

                        ALL-TECH INVESTMENT GROUP, INC.

                         Notes to Financial Statements

          (Information at March 31, 1998 and for the nine months ended
                      March 31, 1997 and 1998 is unaudited)


NOTE 1 -- Nature of Business and Summary of Significant Accounting Policies


     Nature of Business


     All-Tech Investment Group, Inc., (the "Company") is a corporation formed for the purpose of conducting business as a broker/dealer in securities. The Company is a 96% owned subsidiary of Rushmore Financial Services, Inc., a privately owned corporation (the "Parent").

     The Company operates under the provisions of Paragraph (k)(2)(ii) of Rule 15c3-3 of the Securities and Exchange Commission and, accordingly, is exempt from the remaining provisions of that Rule. Essentially, the requirements of Paragraph (k)(2)(ii) provide that the Company clear all transactions on behalf of customers on a fully disclosed basis with a clearing broker/dealer, and promptly transmit all customer funds and securities to the clearing broker/dealer. The clearing broker/dealer carries all of the accounts of the customers and maintains and preserves all related books and records as are customarily kept by a clearing broker/dealer.


     Revenue Recognition

     The Company derives its revenues primarily from commissions related to customer transactions. The Company records client and proprietary trading transactions on a settlement date basis, which is generally three business days after trade date. The Company is exposed to risk of loss on these transactions in the event a client or broker fails to meet the terms of their contracts, in which case the Company may have to purchase or sell the positions at prevailing market prices. The Company records ECN fees on a date of transaction basis.


     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.


     Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. Cash equivalents consist primarily of money market accounts.


     Marketable Securities

     Securities owned and securities sold but not yet purchased are stated at fair market value.


     Securities sold but not yet purchased represent obligations of the Company to deliver the specified security at the contracted price. A liability is thereby created to purchase the security in the market at prevailing prices. Accordingly, these transactions result in off-balance-sheet risk as the Company's ultimate obligation to satisfy the sale of securities sold but not yet purchased may exceed the amount recognized in the statement of operations.

     Unrealized gains and losses on securities are reflected in the statement of operations.


     Depreciation

     Property and equipment is stated at cost, less accumulated depreciation. Depreciation is computed primarily by the straight-line method over the estimated useful lives of the related assets, which approximate five years.

                        ALL-TECH INVESTMENT GROUP, INC.

          (Information at March 31, 1998 and for the nine months ended
                      March 31, 1997 and 1998 is unaudited)

NOTE 1 -- Nature of Business and Summary of Significant Accounting Policies -- (Continued)

     Estimated Fair Value of Financial Instruments

     The Company believes the amounts presented for financial instruments on the balance sheet consisting of cash equivalents, and brokerage receivables and payables to be reasonable estimates of fair value. The Company uses available market information as of the balance sheet date and appropriate valuation methodologies in deriving amounts reported for financial instruments.


     Technology Development Costs

     Technology development costs are charged to operations as incurred. Technology development costs include costs incurred in the development and enhancement of software used in connection with services provided by the Company.


     Income Taxes

     The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax liabilities and assets at tax rates expected to be in effect when these balances reverse. Future tax benefits attributable to temporary differences are recognized to the extent that realization of such benefits is more likely than not.


     Deferred Offering Costs

     Deferred offering costs represent charges incurred in connection with a proposed initial public offering of the Company's Common Stock and Warrants. Upon successful completion of such Offering, the aggregate offering costs will be charged to additional paid-in capital. In the event that the proposed Offering is unsuccessful, the aggregate offering costs will be charged to operations in the appropriate period.


     Unaudited Interim Information

     The financial information as of March 31, 1998 and for the nine months ended March 31, 1997 and 1998 is unaudited. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of such periods.

     The results for the interim period ended March 31, 1998 are not necessarily indicative of the results to be obtained for a full fiscal year.


     Reclassifications

     Certain items in these financial statements have been reclassified to conform to the current period presentation.


     Stock-Based Compensation

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Since the Company intends to set the exercise price of the Company's employee stock options to be granted prior to the Company's proposed initial public offering (see Note 9) equal to the market price of the underlying stock on the date of grant, no compensation expense will be recognized.

                        ALL-TECH INVESTMENT GROUP, INC.

          (Information at March 31, 1998 and for the nine months ended
                      March 31, 1997 and 1998 is unaudited)

NOTE 1 -- Nature of Business and Summary of Significant Accounting Policies -- (Continued)

     New Accounting Pronouncements

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). The new rules are effective for both interim and annual financial statements for the periods ending after December 15, 1997. SFAS 128 supersedes APB No. 15 to conform earnings per share with international standards as well as to simplify the complexity of the computation under APB No. 15. The previous primary earnings per share ("EPS") calculation is replaced with a basic EPS calculation. The basic EPS differs from the primary EPS calculation in that the basic EPS does not include any potentially dilutive securities. Fully dilutive EPS is replaced with diluted EPS and should be disclosed regardless of dilutive impact to basic EPS. Accordingly, the Company has adopted SFAS 128 effective December 31, 1997.

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This statement, which is effective for fiscal years beginning after December 15, 1997, expands or modifies disclosures and should have no impact on the Company's financial position, results of operations or cash flows.


NOTE 2 -- Receivable from Brokers

                                                                June 30,            March 31,
                                                        ------------------------   ----------
                                                            1996         1997         1998
                                                        -----------   ----------   ----------
Receivable from brokers consist of the following:
Receivable from clearing brokers ....................    $692,159      $65,396      $114,933
Clearing broker deposit receivable ..................      30,693       32,637        25,272
Receivable from brokers--ECN fees (net of
 allowance for doubtful accounts of $8,671) .........          --           --       419,883
                                                         --------      -------      --------
                                                         $722,852      $98,033      $560,088
                                                         ========      =======      ========

NOTE 3 -- Property and Equipment

                                                           June 30,            March 31,
                                                    -----------------------   ----------
                                                       1996         1997         1998
                                                    ----------   ----------   ----------
Property and equipment consists of the following:
Furniture and Fixtures ..........................    $ 78,570     $ 78,570     $ 78,570
Office Equipment ................................       1,950      380,632      651,922
Vehicles ........................................     111,299       51,739       51,739
Leasehold Improvements ..........................          --           --       12,000
                                                     --------     --------     --------
                                                      191,819      510,941      794,231
Less: Accumulated Depreciation ..................      54,559       99,619      285,721
                                                     --------     --------     --------
                                                     $137,260     $411,322     $508,510
                                                     ========     ========     ========

NOTE 4 -- Regulatory Requirements


     The Company is subject to the Uniform Net Capital Rule (the "Rule") under the Securities Exchange Act of 1934. Under this Rule, the Company is required to maintain net capital, as defined, equal to the greater of $100,000 or $2,500 for each stock it posts a quote in, up to $1,000,000 and a net capital ratio, as defined, of a maximum of 1500%. At June 30, 1997 the Company's net capital was $453,672 and its net capital ratio was 121%. At March 31, 1998 the Company's net capital as revised was $1,043,651 and its net capital ratio was 76%.

                        ALL-TECH INVESTMENT GROUP, INC.

          (Information at March 31, 1998 and for the nine months ended
                      March 31, 1997 and 1998 is unaudited)

NOTE 5 -- Commitments and Contingencies


     Lease Commitments

     The Company has entered into a lease commencing December 1, 1994 and ending November 30, 1999 for office facilities. This lease has been modified effective April 1, 1998 (see Note 11). The lessor is a corporation whose shareholders are also the shareholders of both the Company's parent and the Company. The lease provides for annual base rent of $101,906 and the payment of other occupancy costs. The lease also provides that the Company pay for increases in its pro-rata share of real estate taxes and utility costs above the original base period. The Company sublets a portion of its office facilities on a month to month basis to certain related companies.

     Approximate future minimum rentals under this lease is summarized as follows:



                    Year Ending June 30,
                   ---------------------
                            1998                 $101,906
                            1999                 $101,906
                            2000                 $ 42,460

     Rent expense net of sublets under this lease for the years ended June 30, 1995, 1996 and 1997 was approximately $21,300, $65,100 and $69,900, respectively. Rent expense net of sublets under this lease for the nine months ended March 31, 1997 and 1998 was approximately $46,300 and $70,800, respectively.

     Legal

     The Company is involved in legal proceedings and claims which arise in the ordinary course of its business. Management believes that the outcome of such litigation and claims will not result in any material adverse effect on the Company's financial position or results of operations

NOTE 6 -- Financial Instruments with Off-Balance Sheet Credit Risk

     As a securities broker, the Company is engaged in buying and selling securities for a diverse group of investors. The Company introduces these transactions for clearance to another broker/dealer on a fully disclosed basis.

     The Company's exposure to credit risk associated with non-performance of customers in fulfilling their contractual obligations pursuant to securities transactions can be directly impacted by volatile trading markets which may impair the customers' ability to satisfy their obligations to the Company and the Company's ability to liquidate the collateral at an amount equal to the original contracted amount. The agreement between the Company and its clearing broker provides that the Company is obligated to assume any exposure related to such non-performance by its customers. The Company seeks to control the aforementioned risks by requiring customers to maintain margin collateral in compliance with various regulatory requirements and the clearing broker's internal guidelines. The Company monitors its customer activity by reviewing information it receives from its clearing broker on a daily basis, and requiring customers to deposit additional collateral, or reduce positions when necessary.

     The Company is obligated to settle transactions with brokers and/or other financial institutions even if its customers fail to meet their obligations to the Company. Customers are required to complete their transactions on settlement date, generally three business days after trade date. If customers do not fulfill their contractual obligations, the Company may incur losses. The Company has established procedures to reduce this risk by requiring that customers deposit cash and/or securities into their account prior to placing an order.

     The Company may at times maintain inventories in equity securities on both a long and short basis. While long inventory positions represent the Company's ownership of securities, short inventory positions represent

                        ALL-TECH INVESTMENT GROUP, INC.

          (Information at March 31, 1998 and for the nine months ended
                      March 31, 1997 and 1998 is unaudited)

NOTE 6 -- Financial Instruments with Off-Balance Sheet Credit Risk
          -- (Continued)

obligations of the Company to deliver specified securities at a contracted price, which may differ from market prices prevailing at the time of completion of the transactions. Accordingly, both long and short inventory positions may result in losses or gains to the Company as market values of securities fluctuate. To mitigate the risk of losses, long and short positions are marked to market daily and are continuously monitored by the Company. In addition, the Company monitors each of its customers via computer analysis to assess risk of each trade and the customer's overall accept position.


NOTE 7 -- Savings Plan

     The Company established a defined contribution 401(k) plan effective January 1, 1998 that covers substantially all employees meeting certain minimum eligibility requirements. Participating employees can elect to defer a portion of their compensation and contribute it to the plan on a pretax basis. The Company may also match certain amounts and/or provide additional discretionary contributions, as defined. The Company has made discretionary contributions of approximately $16,000 to date.


NOTE 8 -- Income Taxes

     The Company and its Parent and subsidiaries are members of a group of affiliated companies which join in filing a consolidated federal income tax return. In addition, the Company also files separate state and local tax returns.

     The components of income tax provision (benefit) for the years ended June 30 are as follows:

                                                                  Year Ended June 30
                                                        ---------------------------------------    Nine Months Ended
                                                            1995          1996          1997        March 31, 1998
                                                        -----------   -----------   -----------   ------------------
Current:
Federal (Net of benefit of $88,000 in 1998) .........    $     --      $417,198      $512,505           $27,000
State ...............................................      (7,469)      193,080       152,000            30,000
                                                         --------      --------      --------           -------
   Total current ....................................      (7,469)      610,278       664,505            57,000
Deferred ............................................          --            --            --            27,000
                                                         --------      --------      --------           -------
Total income tax provision (benefit) ................    $ (7,469)     $610,278      $664,505           $84,000
                                                         ========      ========      ========           =======

     Deferred income taxes are recorded when revenues and expenses are recognized in different periods for financial statement and tax return purposes. Temporary differences that created tax liabilities are as follows:

                                        Year Ended June 30       Nine Months Ended
                                      1995     1996     1997      March 31, 1998
                                     ------   ------   ------   ------------------
Deferred tax liabilities .........    $--      $--      $--           $27,000
                                      ===      ===      ===           =======

     The effective tax rates differed from the federal statutory rates as follows:

                                                                Year Ended June 30,              Nine Months Ended
                                                           1995          1996         1997        March 31, 1998
                                                       ------------   ----------   ----------   ------------------
Tax expense at federal statutory rate ..............    (34.0%)         34.0%        34.0%             34.0%
State income taxes, net of federal tax benefit .....    (35.7)          10.4          6.3               5.4
Federal income tax refund ..........................       --             --           --             (23.8)
Other ..............................................       --             .4          1.2               7.2
                                                        -----           -----        -----           ------
   Effective tax rate ..............................    (69.7%)         44.8%        41.5%             22.8%
                                                        =====           =====        =====           ======

                        ALL-TECH INVESTMENT GROUP, INC.

          (Information at March 31, 1998 and for the nine months ended
                      March 31, 1997 and 1998 is unaudited)

NOTE 9 -- Proposed Initial Public Offering


     The Company intends to file a Registration Statement relating to the initial public offering of its common shares and Warrants (the "Offering"). In connection with the Offering, the Company intends to re-incorporate in the State of Delaware and effect a 68.75 for 1 forward stock split on the new Delaware common shares. Following is a table presenting the pro forma shareholders' equity as if the reincorporation and recapitalization occurred at March 31, 1998:

 Shareholders' Equity (Unaudited): ................................
 Preferred stock, $.01 par value; 5,000,000 shares authorized, none
   outstanding ....................................................   $       --
 Common stock, $.001 par value; 55,000,000 shares authorized,
   15,468,750 shares issued and outstanding .......................       15,469
 Additional paid-in capital .......................................    1,548,299
 Retained earnings ................................................      400,460
                                                                      ----------
 Shareholders' equity .............................................   $1,964,228
                                                                      ==========

     The Company intends to offer to the public 5,625,000 shares of its Common Stock at $8.00 per share and 3,125,000 Warrants to purchase Common Stock at $.10 per Warrant for gross proceeds to the Company of $45,312,500 before underwriting costs and expenses of the Offering. In addition, the Company may sell an additional 468,750 shares at $8.00 per share and 468,750 Warrants at $.10 per Warrant pursuant to an over-allotment option exercisable by the Underwriters. Additional terms of the Offering include: the sale of 625,000 shares of Common Stock at $8.00 per share to be offered by Selling Shareholders, an Over-Allotment Option of 468,750 shares at $8.00 per share to be offered by Selling Shareholders exercisable by the Underwriters and at the closing of the proposed Offering a grant to the Underwriter of five year warrants.


NOTE 10 -- Unaudited Pro Forma Information

     The unaudited pro forma earnings (loss) per share has been calculated by dividing net income (loss) by the weighted average shares outstanding based on the recapitalization of the Company as if the recapitalization took place at the beginning of the periods presented. (See Note 9).


NOTE 11 -- Subsequent Events


     Lease Agreement

     The Company has entered in a lease modification whereby the term has been extended effective April 1, 1998 to March 31, 2003. The lease modification calls for annual rents of approximately $263,000 (see Note 5).


     Employment Agreements

     The Company has employment agreements with two senior executives and shareholders of the Company. The employment agreements were made on April 30, 1998 and commence on the effective date of the Company's proposed initial public offering of its Common Stock. The agreements have a term of three years from the effective date and provide for annual aggregate compensation of $1,000,000, aggregate additional salaries of 10% of net earnings before taxes to a maximum of an additional $1,000,000 in the first two years and $3,000,000 in the third year, and payment of certain employment related expenses.


     Stock Option Plan

     The Company's 1998 Stock Option Plan (the "Plan") was adopted by the Board of Directors of the Company on May 11, 1998. A total of 2,250,000 shares of Common Stock are reserved for issuance upon exercise of options to be granted under the Plan, of which the Company intends to grant 1,500,000 stock options as of

                        ALL-TECH INVESTMENT GROUP, INC.

          (Information at March 31, 1998 and for the nine months ended
                      March 31, 1997 and 1998 is unaudited)

NOTE 11 -- Subsequent Events  -- (Continued)

the effective date of the Company's proposed initial public offering of its Common Stock and Warrants. The options granted will be exercisable at a price equal to the initial public offering price per share, have an expiration date of May 10, 2008, and vest at a rate of twenty percent per year from the date of grant.

===============================================================================
       No Underwriter, dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with this Offering other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, by any Selling Shareholder or by any Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such an offer or solicitation is unauthorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                     -----------------------------------

                               TABLE OF CONTENTS



                                                   Page
                                                ---------
Prospectus Summary ..........................        3
Risk Factors ................................        6
Use of Proceeds .............................       19
Dividend Policy .............................       19
Dilution ....................................       20
Capitalization ..............................       21
Selected Financial Data .....................       22
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations ...............................       23
Business ....................................       29
Management ..................................       40
Certain Transactions ........................       44
Principal and Selling Shareholders ..........       45
Description of Capital Stock ................       46
Shares Eligible for Future Sale .............       49
Underwriting ................................       50
Legal Matters ...............................       52
Experts .....................................       52
Additional Information ......................       52
Index to Financial Statements ...............      F-1

                     -----------------------------------
       Until , 1998 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

===============================================================================

===============================================================================



                                      LOGO





                                   All-Tech
                            Investment Group, Inc.



                        6,250,000 Shares of Common Stock
                                      and
                             3,125,000 Redeemable
                        Common Stock Purchase Warrants
                  (as units, each consisting of two shares of
                        Common Stock and one Redeemable
                         Common Stock Purchase Warrant)






                               ---------------
                                  PROSPECTUS
                               ---------------






                        Security Capital Trading, Inc.







                                      , 1998


===============================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 13. Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of Common Stock being registered, excluding underwriting discounts and commissions and the Representative's non-accountable expense allowance. All amounts are estimates except the SEC registration fee, the NASD filing fee and the AMEX listing fee.



                                                   Amount to
                                                    be Paid
                                                ---------------
       SEC registration fee .................   $ 32,677.71
       NASD filing fee ......................     11,577.19
       AMEX listing fee .....................     50,000.00
       Printing and engraving ...............    110,000.00
       Legal fees and expenses ..............     60,000.00
       Accounting fees and expenses .........     75,000.00
       Blue sky fees and expenses ...........     20,000.00
       Transfer agent fees ..................      5,000.00
       Miscellaneous ........................     10,745.10
                                                -----------
        Total ...............................   $375,000.00
                                                ===========

ITEM 14. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware ("Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner s/he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     In accordance with Delaware Law, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Article 13 of the By-Laws of the Registrant provides for indemnification of the officers and directors of the Registrant to the fullest extent permitted by applicable law.

     In connection with the reincorporation of the Registrant in the State of Delaware, the Registrant entered into indemnification agreements with each director and officer, a form of which is attached as Exhibit 10.1 hereto. The indemnification agreements provide indemnification to such directors and officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance. Reference is also made to Section 8 of the Underwriting Agreement contained in Exhibit 1.1 hereto, indemnifying officers and directors of the Registrant against certain liabilities.


ITEM 15. Recent Sales of Unregistered Securities

     None.


ITEM 16. Exhibits and Financial Statement Schedules

     (1) Exhibits

     Exhibit
      Number         Document Description
     -------        ---------------------
        1.1         Form of Underwriting Agreement.
       *3.1         Certificate of Incorporation.
       *3.2         By-Laws of the Registrant.
       *4.1         Specimen of Common Stock Certificate.
        4.2         Form of Warrant Agreement, including Form of Warrant Certificate.
        4.3         Form of Representative's Warrant Agreement, including Form of Representative's Warrant Certificate.
       *5.1         Opinion of Sichenzia, Ross & Friedman LLP.
      *10.1         Form of Indemnification Agreement entered into between the Registrant and its directors and certain officers.
      *10.2         1998 Stock Option Plan.
      *10.3         401(k) Plan.
      *10.4         Lease of premises at 160 Summit Avenue, Montvale, New Jersey.
      *10.5         Employment Agreement dated April 30, 1998, by and between Harvey I. Houtkin and the Registrant.
      *10.6         Employment Agreement dated April 30, 1998, by and between Mark D. Shefts and the Registrant.
      *10.7         Clearing Agreement between Registrant and Southwest Securities Corp. dated July 15, 1997, as amended August 4, 1997.
      *10.8         Guarantee by the Registrant to Southwest Securities Corp.
      *11.1         Statement regarding computation of per share earnings.
       23.1         Consent of Independent Auditors.
      *23.2         Consent of Counsel (included in Exhibit 5.1).
      *24.1         Power of Attorney (see page II-4).
       27.1         Financial Data Schedule as of and for the year ended June 30, 1997 and as of and for the nine months ended March 31, 1998.
       99.1         Consent of Josef A. Ross.
       99.2         Consent of Robert D. Kashan.

------------
* To be filed by amendment

     (2) Financial Statement Schedules

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or Notes thereto.


ITEM 17. Undertakings

     (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Restated By-Laws of Registrant, Indemnification Agreements entered into between the Registrant and its directors and officers, Underwriting Agreement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-1 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MONTVALE, STATE OF NEW JERSEY ON THIS 22ND DAY OF MAY, 1998.
                                          ALL-TECH INVESTMENT GROUP, INC.



                                          By /s/ Harvey I. Houtkin
                                            -------------------------------
                                             Harvey I. Houtkin
                                             Chairman and Chief
                                             Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Harvey Houtkin and Mark Shefts, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and a new Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


                                  SIGNATURES


/s/ Harvey I. Houtkin            Chief Executive Officer, Secretary and Director
-----------------------------    May 22,1998
          Harvey I. Houtkin


/s/ Mark D. Shefts               President, Treasurer and Director
-----------------------------    May 22,1998
            Mark D. Shefts


/s/ Harry M. Lefkowitz           Senior Vice President and Director
-----------------------------    May 22, 1998
         Harry M. Lefkowitz

                                 EXHIBIT INDEX

     Exhibit
      Number         Document Description
     -------        ---------------------
        1.1         Form of Underwriting Agreement.
       *3.1         Certificate of Incorporation.
       *3.2         By-Laws of the Registrant.
       *4.1         Specimen of Common Stock Certificate.
        4.2         Form of Warrant Agreement, including Form of Warrant Certificate.
        4.3         Form of Representative's Warrant Agreement, including Form of Representative's Warrant Certificate.
       *5.1         Opinion of Sichenzia, Ross & Friedman LLP.
      *10.1         Form of Indemnification Agreement entered into between the Registrant and its directors and certain officers.
      *10.2         1998 Stock Option Plan.
      *10.3         401(k) Plan.
      *10.4         Lease of premises at 160 Summit Avenue, Montvale, New Jersey.
      *10.5         Employment Agreement dated April 30, 1998, by and between Harvey I. Houtkin and the Registrant.
      *10.6         Employment Agreement dated April 30, 1998, by and between Mark D. Shefts and the Registrant.
      *10.7         Clearing Agreement between Registrant and Southwest Securities Corp. dated July 15, 1997, as amended August 4, 1997.
      *10.8         Guarantee by the Registrant to Southwest Securities Corp.
      *11.1         Statement regarding computation of per share earnings.
       23.1         Consent of Independent Auditors.
      *23.2         Consent of Counsel (included in Exhibit 5.1).
      *24.1         Power of Attorney (see page II-4).
       27.1         Financial Data Schedule as of and for the year ended June 30, 1997 and as of and for the nine months ended March 31, 1998.
       99.1         Consent of Josef A. Ross.
       99.2         Consent of Robert D. Kashan.

------------
* To be filed by amendment